UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )
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WCA Waste Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056
(713) 292-2400
July 18, 2007
To Our Stockholders:
          We cordially invite you to attend the 2007 Annual Meeting of Stockholders of WCA Waste Corporation to be held on Thursday, September 13, 2007 at 9:00 a.m., local time, at the offices of WCA Waste Corporation at One Riverway, Suite 1400, Houston, Texas 77056. We have enclosed a Notice of Annual Meeting of Stockholders, proxy statement and form of proxy with this letter.
          We encourage you to read the Notice of Annual Meeting of Stockholders and proxy statement so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares you own.
          We look forward to seeing you on September 13.
Sincerely,
/s/ Tom J. Fatjo, Jr.

Tom J. Fatjo, Jr.
Chairman of the Board
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
REVOCABILITY OF PROXY
SOLICITATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INFORMATION RELATING TO OUR BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF OUR BOARD OF DIRECTORS
DIRECTOR NOMINATIONS
IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR
DIRECTOR QUALIFICATIONS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
CODE OF ETHICS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
Executive Compensation
Director Compensation
PERFORMANCE GRAPH
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED
AUDIT COMMITTEE REPORT
ANNUAL REPORT
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS

WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of WCA Waste Corporation:
     The 2007 Annual Meeting of Stockholders (“Annual Meeting”) of WCA Waste Corporation (the “Corporation”) will be held on Thursday, September 13, 2007 at the offices of WCA Waste Corporation at One Riverway, Suite 1400, Houston, Texas 77056 at 9:00 a.m. local time for the following purposes:
1.	To elect a board of directors to hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed;

2.	To ratify the appointment of the firm of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To transact other business that may properly come before the Annual Meeting, or any adjournment or adjournments thereof.
     These items are fully described in the proxy statement, which is part of this notice. The Corporation has not received notice of other matters that may be properly presented at the Annual Meeting.
     The Board of Directors of the Corporation has fixed the close of business on July 16, 2007 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. A complete list of stockholders will be open to examination by any stockholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Corporation at One Riverway, Suite 1400, Houston, Texas 77056 for ten (10) days prior to the Annual Meeting. If you would like to view the stockholder list, please call the Secretary at (713) 292-2400 to schedule an appointment. The list will also be available at the Annual Meeting and may be inspected by any stockholder who is present.
     Regardless of the number of shares of WCA Waste Corporation common stock you hold, as a stockholder your vote is important and the Board of Directors of the Corporation strongly encourages you to exercise your right to vote. To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting.
By Order of the Board of Directors
/s/ Tom J. Fatjo, III

Tom J. Fatjo, III
Senior Vice President-Finance and
Secretary
July 18, 2007
IMPORTANT
STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE ANNUAL MEETING. PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE.

WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056
(713) 292-2400
PROXY STATEMENT FOR
2007 ANNUAL MEETING OF STOCKHOLDERS
     This proxy statement and the accompanying proxy card are being mailed to stockholders on or about July 25, 2007 in connection with the solicitation by the Board of Directors (the “Board of Directors”) of WCA Waste Corporation of proxies to be used at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of WCA Waste Corporation to be held on Thursday, September 13, 2007 at the offices of WCA Waste Corporation at One Riverway, Suite 1400, Houston, Texas 77056 at 9:00 a.m. local time. Our principal executive offices are located at One Riverway, Suite 1400, Houston, Texas 77056. Unless the context requires otherwise, references in this proxy statement to “WCA Waste,” “we,” “us,” or “our” refer to WCA Waste Corporation.
QUORUM AND VOTING
     Holders of record of our common stock, par value $0.01 per share (the “Common Stock”), at the close of business on July 16, 2007 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of July 16, 2007, there were 16,840,286 shares of Common Stock outstanding, held by 96 holders of record. The number of holders does not include any beneficial owners for whom shares of Common Stock may be held in “nominee” or “street” name.
     The Common Stock is the only class of our capital stock entitled to vote at the Annual Meeting with respect to the election of directors. Ares Corporate Opportunities Fund II, L.P. (“Ares”), the sole holder of our Series A Convertible Pay-In-Kind Preferred Stock, par value $0.01 per share (“Preferred Stock”), is entitled to vote on all other matters with the Common Stock at the Annual Meeting on an as-converted basis. Pursuant to a stockholder’s agreement governing the Preferred Stock, Ares will vote in the manner recommended by the Board of Directors with respect to these other matters. As of July 16, 2007, there were 750,000 shares of Preferred Stock outstanding, all of which were held by Ares, which on an as-converted basis equal 8,203,125 shares of Common Stock. As more fully described under “Proposal 1: Election of Directors—Directors Designated by Ares”, Ares is entitled to nominate and elect two directors to the Board of Directors. Each holder of Common Stock (including Ares voting its shares of Preferred Stock on an as-converted basis) is entitled to one vote per share on each matter that is called to vote at the Annual Meeting. Stockholders are not entitled to cumulative voting.
     The holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority to vote on a matter, and has not received instructions from the beneficial owner) are counted as present in determining whether the quorum requirement is met.
     The affirmative vote of a plurality of the votes cast is required for the election of each nominee for director. Therefore, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, as they are considered neither votes for nor votes against the action.
     Our second amended and restated bylaws require the affirmative vote of a majority of the votes cast for all matters to be determined at the Annual Meeting other than the election of directors, including the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm. On these matters, abstentions and broker non-votes will be treated as unvoted for purposes of determining approval of the proposal and will have neither the effect of a vote for or vote against the proposal.

     The Inspector of Elections for the Annual Meeting will be Kevin D. Mitchell, our vice president and controller, and he will tabulate the votes. We will announce preliminary voting results at the Annual Meeting. The final official results will be disclosed in our quarterly report on Form 10-Q for the quarter ending September 30, 2007 that will be filed with the Securities and Exchange Commission (“SEC”) in November 2007.
     You may vote your proxy by Internet, telephone or mail, as explained below. Votes submitted electronically over the Internet or by telephone must be received by 6:00 p.m., Eastern Daylight Savings Time, on September 12, 2007. Voting your proxy does not limit your right to vote in person should you decide to attend the Annual Meeting. The law of Delaware, under which WCA Waste is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections of the Annual Meeting can determine that such electronically transmitted proxy was authorized by the stockholder. If your shares are held in the name of a broker, bank or other holder of record, you will be provided voting instructions from the holder of record. If you vote by Internet or telephone, please do not mail the enclosed proxy card.
•	Internet. Access the Internet voting site at http://www.continentalstock.com. Follow the on-screen instructions and be sure to have the control number listed on your proxy card available when you access the Internet voting site. Please note that stockholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees.

•	Telephone. Dial toll free 1-866-894-0537 from any touch-tone telephone. Follow the voice prompts and be sure to have the control number listed on your proxy card available when you call.

•	Mail. Simply mark, sign, date and return the proxy to Continental Stock Transfer & Trust Company. A postage-prepaid envelope has been provided for your convenience if you wish to vote your proxy by mail.
     If a stockholder completes, signs, dates and returns the proxy card, or calls the toll-free telephone number or uses the Internet voting procedures described on the proxy card, at or prior to the time of the Annual Meeting, his or her shares will be voted at the Annual Meeting in accordance with his or her instructions. If a stockholder returns a proxy card unsigned, his or her vote cannot be counted. If a stockholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the Board of Directors’ recommendations, as follows:
•	FOR the election of the nominees to the Board of Directors to hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed; and

•	FOR the ratification of the appointment of the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
     In addition, if any other matters come before the Annual Meeting, Tom J. Fatjo, III, our senior vice president–finance and secretary, and J. Edward Menger, our vice president and general counsel, the named proxies, have discretionary authority to vote on those matters in accordance with their best judgment. The Board of Directors is not currently aware of any other matters that may come before the Annual Meeting.
REVOCABILITY OF PROXY
     The form of proxy enclosed is for use at the Annual Meeting if a stockholder will be unable to attend in person. The proxy (whether submitted by mail, telephone, or Internet) may be revoked by a stockholder at any time before it is exercised on the date of the Annual Meeting by:
•	delivering a written notice of revocation to the Secretary of WCA Waste at our principal executive offices;

•	submitting a later-dated proxy by Internet in the manner specified above, by telephone in the manner specified above or in writing to the Secretary of WCA Waste at our principal executive offices; or

•	voting in person at the Annual Meeting.
     Attendance at the Annual Meeting will not revoke a proxy unless a stockholder provides written notice of revocation to the Secretary of WCA Waste before the proxy is exercised or unless the stockholder votes his or her shares in person at the Annual Meeting. Street name holders that vote by proxy may revoke their proxies by informing the holder of record in accordance with that entity’s procedures.
SOLICITATION
     This solicitation is made on behalf of the Board of Directors. The cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Stockholders, this proxy statement, the enclosed form of proxy and any additional materials, as well as the cost of soliciting the proxies will be borne by us, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons. The solicitation will be initially by mail and it may later be decided to make further solicitations by mail, telephone, telex, facsimile or personal call by our directors, officers and employees. We will not pay additional compensation to our directors, officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The information provided below indicates the beneficial ownership, as of July 16, 2007, of the Common Stock by each director, by each executive officer named in the Summary Compensation Table located elsewhere in this proxy statement, by all directors and executive officers as a group and by each person known by us to beneficially own more than 5% of the outstanding shares of Common Stock or Preferred Stock.
     For purposes of the tables below, the amounts and percentages of Common Stock and Preferred Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.
Owners of More Than 5% of Our Common Stock and Preferred Stock
     Based solely upon filings made with the SEC, the following persons are the only persons known by us to own beneficially more than 5% of the outstanding shares of Common Stock and Preferred Stock as of July 16, 2007 (other than Mr. Tom J. Fatjo, Jr., whose beneficial ownership of our Common Stock is set forth below under “Security Ownership of Certain Beneficial Owners and Management—Directors and Executive Officers”).

			Amount
			and
	Amount and		Nature of
	Nature of	Percent	Beneficial	Percent
	Beneficial	of Class	Ownership	of Class
	Ownership	of	of	of
	of Common	Common	Preferred	Preferred
Name and Address of Beneficial Owner	Stock	Stock	Stock	Stock
Ares Corporate Opportunities Fund II, L.P. (1) 1999 Avenue of the Stars, Suite 1900 Los Angeles, California 90067	8,203,125 (2)	32.8%	750,000 (2)	100.0%

River Road Asset Management, LLC (3) 462 S. 4th St., Ste 1600 Louisville, KY 40202	2,026,758	12.0%	—	—

Neuberger Berman, Inc. Neuberger Berman, LLC (4) 605 Third Avenue New York, New York 10158-3698	1,689,159	9.9%	—	—

Esping Family and Related Entities (5) 2828 Routh Street, Suite 500 Dallas, Texas 75201

William P. Esping	2,136,061	12.7%	—	—

Julie E. Blanton	1,097,547	6.5%	—	—

Jennifer E. Kirtland	1,094,742	6.5%	—	—

Kathryn E. Woods	812,096	4.8%	—	—

WPE Kids Partners, L.P.	1,136,221	6.7%	—	—

WPF Holdings, Inc.	1,136,221	6.7%	—	—

Esping Marital Deduction Trust No. 2	812,096	4.8%	—	—

(1)	The following information is based on the Schedule 13D filed with the SEC on August 7, 2006 by the Ares Entities (as defined below). Ares is the record owner of the shares of Preferred Stock reported above. The Ares Entities have shared voting and shared dispositive power with respect to shares of Common Stock and Preferred Stock reported above. ACOF Management II, L.P. (“ACOF Management”) is the general partner of Ares. ACOF Operating Manager II, L.P. (“ACOF Operating”) is the general partner of ACOF Management and the manager of Ares. Ares Management, Inc. is the general partner of ACOF Operating. Ares Partners Management Company LLC (“Ares Partners” and, together with Ares, ACOF Management, ACOF Operating and Ares Management Inc., the “Ares Entities”) directly or indirectly beneficially owns all outstanding capital stock of Ares Inc. Antony P. Ressler is the manager of, and Michael J. Arougheti, Seth Brufsky, David B. Kaplan, John Kissick, Bennett Rosenthal and David Sachs are members of, Ares Partners. Under applicable law, certain of these individuals and their respective spouses may be deemed to be indirect beneficial owners of the securities owned of record by Ares by virtue of such status. Each of the Ares Entities and Messrs. Ressler, Arougheti, Brufsky, Kaplan, Kissick, Rosenthal and Sachs and their respective spouses, disclaim ownership of all shares reported herein in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of such securities for purposes of Section 13 of the Exchange Act or for any other purposes.

(2)	The 750,000 shares of Preferred Stock are immediately convertible at Ares’ discretion into 8,203,125 shares of Common Stock, which, as of July 16, 2007, would represent approximately 32.8% of the outstanding Common Stock on a post-conversion basis. Ares can convert the Preferred Stock into Common Stock at any time at a conversion price of $9.60 per share, with conversion being calculated by taking the stated value (initially $100.00 per share) plus any amount added to stated value by way of dividends, then dividing by $9.60 to produce the number of shares of Common Stock issuable. WCA Waste can force a conversion into Common Stock following either (i) the average of the closing price of the Common Stock for each of 20 consecutive trading days exceeding $14.40 per share or (ii) a fundamental transaction that Ares does not treat as a liquidation. After the fifth anniversary of issuance, WCA Waste can redeem for cash equal to the liquidation preference.

Dividends are PIK for the first five years, meaning that they are payable solely by adding the amount of dividends to the stated value of each share. At the end of five years of PIK dividends, the Preferred Stock would be convertible into approximately 10,000,661 shares of Common Stock. In the event that one of the “acceleration events” (as defined in the certificate of designations for the Preferred Stock) were to occur prior to the end of the fifth year, five years of PIK dividends would accelerate at that time and the Preferred Stock would be immediately convertible into 10,000,661 shares of Common Stock. Based on the outstanding shares as of July 16, 2007, 10,000,661 shares of Common Stock would represent approximately 37.3% of the post-conversion shares outstanding.

Pursuant to a stockholder’s agreement entered into in July 2006 between WCA Waste and Ares, until the earliest of the seventh anniversary of issuance of the Preferred Stock (i.e., July 2013) or 180 days after Ares owns less than 10% of “post-conversion equity” (outstanding Common Stock assuming conversions into common shares of all securities, including the Preferred Stock and assuming Preferred Stock dividends accelerated to include a full five years), Ares will vote its shares of Preferred Stock or Common Stock at any stockholder meeting in the following manner: (a) in the manner recommended by the Board of Directors, if the vote is in connection with any fundamental transaction; (b) in its own discretion, if the vote relates to an amendment of the certificate of designation for the Preferred Stock or is not inconsistent with the stockholder’s agreement; and (c) in the manner recommended by the Board of Directors, if the vote is not otherwise covered above.

(3)	Based on the Schedule 13G filed with the SEC on February 9, 2007, River Road Asset Management, LLC has sole voting power with respect to 1,336,280 shares of Common Stock and sole dispositive power with respect to 1,832,378 shares of Common Stock.

(4)	Based on the amended Schedule 13G filed with the SEC on February 13, 2007, Neuberger Berman Management, Inc. and Neuberger Berman, LLC have sole voting power with respect to 1,399,950 shares of Common Stock and shared dispositive power with respect to 1,668,189 shares of Common Stock. Neuberger Berman, Inc. made the Schedule 13G filing pursuant to Rule 13d-1(b)(ii)(G) since it owns 100% of both Neuberger Berman, LLC and Neuberger Berman Management, Inc. and does not own over 1% of our common stock. Neuberger Berman, LLC, is an investment advisor and broker/dealer with discretion and Neuberger Berman Management, Inc. is an investment advisor to a Series of Public Mutual Funds. Neuberger Berman, LLC is deemed to be a beneficial owner for purpose of Rule 13(d) since it has shared power to make decisions whether to retain or dispose, and in some cases the sole power to vote, the securities of many unrelated clients. Based on the amended Schedule 13G filed with the SEC on February 13, 2007: (i) Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients; (ii) the clients are the actual owners of the securities and have the sole right to proceeds from the sale of such securities; (iii) Neuberger Berman, LLC and Neuberger Berman Inc. serve as a sub-advisor and investment manager, respectively of Neuberger Berman’s various

Mutual Funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer; and (iv) no other Neuberger Berman, LLC advisory client has an interest of more than 5% of our common stock.

(5)	Based on the Schedule 13D filed with the SEC on May 9, 2005, (a) William P. Esping holds sole voting and dispositive power with respect to 1,171,478 shares of Common Stock and shared voting and dispositive power with respect to 964,583 shares of Common Stock, (b) Julie E. Blanton holds sole voting and dispositive power with respect to 282,645 shares of Common Stock and shared voting and dispositive power with respect to 814,902 shares of Common Stock, (c) Jennifer E. Kirtland holds sole voting and dispositive power with respect to 282,646 shares of Common Stock and shared voting and dispositive power with respect to 812,096 shares of Common Stock, and (d) Kathryn E. Woods holds shared voting and dispositive power with respect to 812,096 shares of Common Stock. William P. Esping holds sole ultimate voting and investment control over all shares of Common Stock owned by WPE Kids Partners, L.P. and WPE Holdings, Inc. William P. Esping, Julie E. Blanton, Jennifer E. Kirtland and Kathryn E. Woods are the four trustees of the Esping Marital Deduction Trust No. 2. They share voting and investment control over the 812,096 shares of Common Stock held by the trust. Mr. Esping is a member of the Board of Directors of WCA LLC. For a discussion of Mr. Esping’s relationship with our former parent, WCA LLC, see “—Waste Corporation of America, LLC,” below.
Directors and Executive Officers
     Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned. The address of all directors and executive officers in this table is c/o WCA Waste Corporation, One Riverway, Suite 1400, Houston, Texas 77056. Ownership amounts are as of July 16, 2007.

	Amount and Nature
	of Beneficial	Percent of
	Ownership of	Common
Name of Beneficial Owner	Common Stock	Stock
Tom J. Fatjo, Jr. (1)	950,683	5.6%
Jerome M. Kruszka (2)	599,042	3.5%
Charles A. Casalinova (3)	295,570	1.7%
Tom J. Fatjo, III (4)	431,590	2.6%
Richard E. Bean (5)	127,999	*
Roger A. Ramsey (6)	36,632	*
Ballard O. Castleman (7)	66,508	*
Preston Moore, Jr (8)	49,682	*
Antony P. Ressler (8)	—	—
Jeffrey S. Serota (8)	—	—
Honorable John V. Singleton (8)	—	—
All directors and executive officers as a group (11 persons)	2,576,654	13.3%

*	Represents beneficial ownership of less than 1%.

(1)	Includes: (a) 98,368 shares owned by Tom J. Fatjo, Jr. Trust; (b) 12,296 shares owned by Jacqueline Fatjo 1998 Gift Trust; and (c) 12,296 shares owned by Channing Fatjo 1998 Gift Trust. Mr. Fatjo, Jr. is the trustee of each of these trusts, and as such, he has voting and investment power over the assets of such trusts, including shares of Common Stock. Also includes: (w) 211,491 shares owned by Fatjo WCA Partners, L.P., a limited partnership, controlled by Mr. Fatjo, Jr.; (x) 58,131 shares owned by First Sugar Hill Partners, LP (formerly FFAP, Ltd.), a limited partnership, the sole general partner of which is a corporation controlled by Mr. Fatjo, Jr. (“FSH Partners”); (y) 51,288 shares representing Mr. Fatjo’s proportionate indirect interest in shares owned by our former parent, Waste Corporation of America, LLC (“WCA LLC”); and (z) 100,000 shares underlying options currently exercisable. Mr. Fatjo, Jr. disclaims beneficial ownership of the securities held by WCA LLC, Fatjo WCA Partners, L.P. and FSH Partners except to the extent of his pecuniary interest therein. Includes 79,021 shares of restricted stock that will not be vested within 60 days of July 16, 2007. Mr. Fatjo is a member of the Board of Directors of WCA LLC.

(2)	Includes: (a) 26,938 shares representing Mr. Kruszka’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Kruszka disclaims beneficial ownership; and (b) 100,000 shares underlying options currently exercisable. Includes 79,021 shares of restricted stock that will not be vested within 60 days of July 16, 2007. Mr. Kruszka is a member of the Board of Directors of WCA LLC.

(3)	Includes: (a) 9,343 shares representing Mr. Casalinova’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Casalinova disclaims beneficial ownership; and (b) 75,000 shares underlying options currently exercisable. Includes 59,270 shares of restricted stock that will not be vested within 60 days of July 16, 2007.

(4)	Includes: (a) 3,074 shares owned by Thomas J. Fatjo, IV Descendant’s Trust; (b) 3,074 shares owned by Berkeley E. Fatjo Descendant’s Trust; (c) 3,074 shares owned by Travis C. Fatjo Descendant’s Trust; (d) 3,074 shares owned by Justin D. Ruud Descendant’s Trust; (e) 3,074 shares owned by Landon C. Ruud Descendant’s Trust; (f) 12,296 shares owned by Jacqueline Fatjo 1998 Gift Trust; and (g) 12,296 shares owned by Channing Fatjo 1998 Gift Trust. Mr. Fatjo, III is the trustee of each of these trusts, and as such, he has voting and investment power over the assets of such trusts, including their shares of Common Stock. Also includes: (w) 11,510 shares held by Mr. Fatjo, III as a limited partner of FSH Partners; (x) 26,172 shares held by Mr. Fatjo, III as a limited partner of Fatjo WCA Partners, L.P., (y) 18,617 shares representing Mr. Fatjo’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Fatjo disclaims beneficial ownership; and (z) 65,000 shares underlying options currently exercisable. Includes 49,373 shares of restricted stock that will not be vested within 60 days of July 16, 2007.

(5)	Includes: (a) 6,222 shares representing Mr. Bean’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Bean disclaims beneficial ownership; (b) 20,000 shares underlying options currently exercisable; and (c) 6,316 shares of restricted stock that will not vest within 60 days of July 16, 2007.

(6)	Includes 20,000 shares underlying options currently exercisable and 6,316 shares of restricted stock that will vest within 60 days of July 16, 2007.

(7)	Includes: (a) 2,333 shares representing Mr. Castleman’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Castleman disclaims beneficial ownership; (b) 20,000 shares underlying options currently exercisable; and (c) 6,316 shares of restricted stock that will not vest within 60 days of July 16, 2007. Mr. Castleman is a member of the Board of Directors of WCA LLC.

(8)	Includes 6,316 shares of restricted stock that will vest within 60 days of July 16, 2007.
Waste Corporation of America, LLC
     WCA LLC owned all of our outstanding capital stock prior to our initial public offering in June 2004. In anticipation of and in connection with our initial public offering, we completed an internal corporate reorganization, pursuant to which we briefly became the parent of WCA LLC and pursuant to which we spun off WCA LLC as a separate company with operations in Florida, Colorado and New Mexico. The shares of Common Stock indicated above as being indirectly owned by our executive officers and directors through WCA LLC were issued in connection with our acquisition of a 227-acre landfill located in Ft. Meade, Florida from WCA LLC in October

2005. Our directors and executive officers own approximately 18.4% of WCA LLC. As a result of the Ft. Meade acquisition, WCA LLC owns approximately 3.5% of the issued and outstanding shares of Common Stock. The indirect ownership of the directors and executive officers was attributed based on the indirect beneficial ownership of interests of WCA LLC held by the directors and executive officers.
     Prior to our initial public offering, WCA Partners, L.P., a closely held investment fund, and other related entities controlled approximately 60.2% of both our and WCA LLC’s outstanding equity; after the initial public offering, such entities owned approximately 18.1% of the Common Stock and continue to hold 60.2% of WCA LLC’s outstanding equity. In 2005, WCA Partners liquidated and distributed the stock held by it to the equity owners of WCA Partners. As indicated above, in a Schedule 13D filing made on May 9, 2005, William P. Esping, one of the former principals of WCA Partners, reported beneficial ownership of 2,136,061 shares of Common Stock (or approximately 12.7% of the outstanding Common Stock). Mr. Esping is a director of WCA LLC. Another former principal of WCA Partners, Mr. Ballard Castleman, is one of our directors and is also a director of WCA LLC. In addition, Tom J. Fatjo, Jr., our chairman of the board and chief executive officer, and Jerome Kruszka, our president and chief operating officer, are also directors and executive officers of WCA LLC.
PROPOSAL 1: ELECTION OF DIRECTORS
     Our amended and restated certificate of incorporation and amended and restated bylaws provide that the Board of Directors shall consist of a minimum of three directors. The Board of Directors currently consists of nine members. In connection with our issuance of Preferred Stock in July 2006, Ares, as the sole holder of our Preferred Stock, became entitled to elect members to the Board of Directors as set forth below under “—Directors Designated by Ares.” Ares, as sole owner of the Preferred Stock, has notified us of the two directors it intends to elect to the Board of Directors voting as a separate class. Ares has informed us that the election of the directors it has designated will occur during the Annual Meeting. Information regarding the two members designated by Ares are set forth below under “—Directors Designated by Ares.” Although the Preferred Stock votes together with the Common Stock on all other matters on an as-converted basis, the Preferred Stock does not vote with respect to directors elected by the holders of Common Stock.
     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote FOR the election of the persons named in this proxy statement as nominees for director for a one-year term expiring at the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Nominees for the Board of Directors
     In addition to the two directors designated by the Preferred Stock to be elected immediately after the Annual Meeting, there are seven directors to be elected by the holders of Common Stock. Our nominees for the election of directors includes five independent directors, as defined by the Nasdaq Marketplace Rules and two members of our senior management. The names of the nominees for election as a director to serve until the 2008 Annual Meeting of Stockholders, and certain additional information with respect to each of them, are set forth below. The nominees have consented to be named in this proxy statement and to serve as directors, if elected. Except as indicated below, there are no family relationships among any of our executive officers or the director nominees.
     If, at the time of or prior to the Annual Meeting, any of the nominees is unable or declines to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

		Director
Name	Age	Since
Tom J. Fatjo, Jr.	66	2000

Jerome M. Kruszka	58	2000

Ballard O. Castleman	41	2004

Richard E. Bean	63	2004

Roger A. Ramsey	68	2004

Preston Moore, Jr.	75	2006

Honorable John V. Singleton	89	2006
     Tom J. Fatjo, Jr. Mr. Fatjo, Jr. has served as our chairman of the Board of Directors and chief executive officer since our formation in September 2000. Since August 1998, Mr. Fatjo, Jr. has also served as the chairman of the board and chief executive officer of our former parent, Waste Corporation of America, LLC, or Waste Corporation of America, which was spun off as part of an internal corporate reorganization prior to our initial public offering in June 2004. From 1992 to August 1998, Mr. Fatjo, Jr. served as the chairman and chief executive officer, and from 1994 to 1996 as the president, of TransAmerican Waste Industries, Inc., or TransAmerican, a publicly-held waste management company that merged into USA Waste Services, Inc. in 1998. In 1990 and 1991, Mr. Fatjo, Jr. was the co-founder and the chairman of the board of directors and chief executive officer of Republic Waste Industries, Inc., or Republic Waste, another publicly-held waste management company. Mr. Fatjo, Jr. also founded Browning-Ferris Industries, Inc., or BFI, formerly one of the nation’s largest solid waste management companies and now a part of Allied Waste Industries, Inc., or Allied Waste, another publicly-held waste management company. From 1966 to 1976, Mr. Fatjo, Jr. served as the co-chief executive officer responsible for BFI’s mergers and acquisitions and corporate development activities. Mr. Fatjo, Jr. remained on BFI’s board until 1980. Mr. Fatjo, Jr. received a Bachelor of Arts degree from Rice University. Mr. Fatjo, Jr. has over 40 years of experience in the solid waste management industry. Mr. Fatjo, Jr. is the father of Tom J. Fatjo, III, our senior vice president — finance and secretary.
     Jerome M. Kruszka. Mr. Kruszka has served as a director and our president and chief operating officer since our formation in September 2000. Since August 1998, Mr. Kruszka has also served as a director and as the president and chief operating officer of our former parent, Waste Corporation of America, which was spun off as part of an internal reorganization prior to our initial public offering in June 2004. From 1996 to August 1998, Mr. Kruszka served as the president and chief operating officer, and from 1997 to 1998 as a director, of TransAmerican. In 1971, Mr. Kruszka began his career with Waste Management, Inc., the largest publicly-held waste management company in the United States. From 1971 to 1996, Mr. Kruszka held several positions with Waste Management, Inc. and its affiliates, including general manager, district manager and regional manager for northern California, where over 20 divisions involved in collection, transfer, recycling and landfill operations reported to him, and including vice president of operations, western region manager and member of the executive committee of Chemical Waste Management, Inc. (an affiliate of Waste Management). Mr. Kruszka has over 35 years of experience in the solid waste management industry.
     Ballard O. Castleman. Mr. Castleman has served as one of our directors and as a member of our Audit Committee and Compensation Committee since March 2004. Mr. Castleman is also a member of our Acquisition Committee. Since July 1999, Mr. Castleman has also served as a director of our former parent, Waste Corporation of America. Mr. Castleman is a limited partner in WCA Partners, L.P. Mr. Castleman also has indirect interests in other entities that own our Common Stock. Mr. Castleman is also a limited partner of EFO Holdings and is responsible for identifying and underwriting private and public companies for investment by EFO Holdings and structuring and executing private equity transactions for EFO Holdings. Mr. Castleman joined EFO Holdings as an associate in July 1997 and became a limited partner in 1999. From 1995 to July 1997, Mr. Castleman was a vice president with Heller Financial’s Corporate Finance Group, where he was responsible for origination, underwriting and structuring leveraged debt and mezzanine transactions of private buy-outs and acquisitions. While at Heller, he was involved with approximately 10 transactions and over $300 million of capital. Mr. Castleman received an M.B.A. from the University of Texas at Austin, McCombs School of Business, and a B.A. in History from

Vanderbilt University. Mr. Castleman has served as, or is currently serving as, a director on a number of other boards of private companies, including Navigator Communications, LLC, NTE Aviation, Ltd., Stampede Holdings, Inc. and Melbourne Greyhound Park, LLC.
     Richard E. Bean. Mr. Bean has served as one of our directors and as a member of our Audit Committee and Compensation Committee since June 2004. Mr. Bean is also a member of our Acquisition Committee. Mr. Bean is the Chair of our Audit Committee. Since 1976, Mr. Bean has served as the Executive Vice President and as a director of Pearce Industries, Inc., a privately held company that markets a variety of oilfield equipment and construction machinery. Mr. Bean served as Chief Financial Officer of Pearce Industries from 1976 to 2004. Mr. Bean is currently the chairman of the board and audit committee of First City Financial Corp., and a director and the chairman of the audit committee of Sanders Morris Harris Group Inc., both of which are publicly-held companies. Mr. Bean served as a member of the portfolio administration committee of First City Bancorporation Liquidating Trust from July 1995 until February 2004 when the trust was terminated and distributed its remaining assets. Mr. Bean also served as a director of our former parent, Waste Corporation of America, from its inception in August 1998 through September 2000, and as a director of TransAmerican from February 1997 to May 1998. Mr. Bean is also a stockholder and director of several closely held corporations. Mr. Bean is involved in numerous civic organizations such as the Houston Livestock Show and Rodeo where he serves as a director and member of the audit committee. Mr. Bean received an M.B.A. in Accounting and a Bachelor of Business Administration in Finance with honors from the University of Texas at Austin and has been a Certified Public Accountant since 1968.
     Roger A. Ramsey. Mr. Ramsey has served as one of our directors and as a member of our Audit Committee and Compensation Committee since June 2004. Mr. Ramsey is also a member of our Acquisition Committee. Mr. Ramsey is the Chair of our Compensation Committee. Since December 1999, Mr. Ramsey has served as Chairman of the Board of VeriCenter, Inc., a privately-owned managed hosting services provider. Since October 2004, Mr. Ramsey has served as Chairman and Chief Executive Officer of Medserve, Inc., a privately-owned medical waste company. From July 1997 to December 1998, Mr. Ramsey served as the Chairman of the Board (non-executive) of Allied Waste and as a director from January 1999 to December 2002. From 1989 to June 1997, Mr. Ramsey served as the founder, Chairman and Chief Executive Officer of Allied Waste. Mr. Ramsey is also the former Vice President and Chief Financial Officer, and a co-founder, of BFI. Mr. Ramsey received a B.S. in Commerce (cum laude) from Texas Christian University and has been a Certified Public Accountant since 1962. Mr. Ramsey is a director and member of the audit and compensation committees of Carrizo Oil & Gas, Inc., a publicly-held company.
     Preston Moore Jr. Mr. Moore has served as one of our directors since November 2006. Preston Moore is a 1954 graduate of the University of Texas at Austin. Mr. Moore has served as Chairman and Chief Executive Officer of Wilson Business Products, Systems & Services, Inc., and later as President of Wilson Industries. Mr. Moore was appointed by President George H.W. Bush to serve as the Chief Financial Officer and Assistant Secretary for Administration for the United States Department of Commerce from 1990 through 1992. From 1995 through 1998, Mr. Moore served as a Director of TransAmerican. Mr. Moore currently serves on the Advisory Council of the University of Texas McCombs School of Business, and on the James A. Baker School of Public Policy Leadership Committee at Rice University.
     Honorable John V. Singleton. Judge Singleton has served as one of our directors since November 2006. Judge Singleton is a graduate of the University of Texas at Austin and obtained his license to practice law in the State of Texas in 1942. Lieutenant Singleton served as a Gunnery Officer on the USS Dempsey and the USS Greenwood in the United States Navy from 1942 until 1946. Mr. Singleton practiced law in Houston, Texas until 1966, when President Lyndon Johnson appointed him to serve as a District Judge for the United States District Court for the Southern District of Texas. In 1979, Judge Singleton was appointed Chief Judge of the Southern District, and took senior status in 1988. Also, Judge Singleton served as a District Judge Representative to the Judicial Conference of the United States from 1980 through 1983. Judge Singleton retired from the bench in 1992. From 1995 through 1998, Judge Singleton served as a Director of TransAmerican.
     The Board of Directors recommends that you vote “FOR” the election of the nominees for director to serve until the 2008 Annual Meeting of Stockholders. All proxies executed and returned will be voted “FOR” the nominees unless the proxy specifies otherwise.

Directors Designated by Ares
     Ares, as the sole owner of our Preferred Stock, is entitled to elect members to the Board of Directors voting as separate class as follows: (i) two directors to the Board of Directors for so long as Ares continues to hold Preferred Stock representing at least 20% of “post-conversion equity” (outstanding Common Stock assuming conversions into common shares of all securities, including the Preferred Stock and assuming Preferred Stock dividends accelerated to include a full five years); (ii) one director for so long as it continues to hold at least 10% of post-conversion equity; and (iii) no directors below 10%. Ares has designated two such members to the Board of Directors as set forth below. Such members, when officially elected by Ares, will serve a one-year term or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Although the Preferred Stock votes together with the Common Stock on all other matters on an as-converted basis, the Preferred Stock does not vote with respect to directors elected by holders of Common Stock.
     The names and certain additional information with respect to each of the Ares-designated members are set forth below. Although Ares has already designated the following persons as their nominees to the Board of Directors, Ares has informed us that these persons will be officially elected and become members of the Board of Directors during the Annual Meeting. The members of the Board of Directors designated by Ares have consented to be named in this proxy statement. There are no family relationships among any of our executive officers or the directors designated by Ares.

Name	Age	Director Since
Antony P. Ressler	46	2006

Jeffrey S. Serota	41	2006
     Antony P. Ressler. Mr. Ressler has served as one of our directors since September 2006. In 1997, Mr. Ressler co-founded Ares Management, LLC in 1997, a $16 billion asset management firm with a focus on “alternative assets” (i.e. leveraged loans, high-yield bonds, special situations, mezzanine debt and private equity) managed through a variety of funds and investment vehicles. Mr. Ressler also co-founded Apollo Management, L.P. in 1990; a private investment firm focused on making control oriented equity investments. Prior to 1990, Pr. Ressler served as Senior Vice President in the High Yield Bond Department of Drexel Burnham Lambert Incorporated, with responsibility in the New Issue/Syndicate Desk. Mr. Ressler serves on several boards of directors including: Kinetics Systems, Marietta Holding Corporation, Samsonite Luggage (chairman of the board), National Bedding Company LLC (Serta) and White Energy. Mr. Ressler is a member of the Board of Trustees of the Center for Early Education, the Los Angeles County Museum of Art, the Alliance for College-Ready Public Schools, Children’s Hospital of Los Angeles and is involved in the U.S. Chapter of Right to Play (formerly known as Olympic Aid), an international humanitarian organization that is committed to improving the lives of the most disadvantaged children through sports and play, currently operating in over 20 countries worldwide. Mr. Ressler is also one of the founding members of the board of directors of the Painted Turtle Camp, a southern California-based organization (affiliated with Paul Newman’s Hole in the Wall Association) which was created to serve children dealing with chronic and life threatening illnesses by creating memorable, old-fashioned camping experiences. Mr. Ressler received his B.S.F.S. from Georgetown University’s School of Foreign Service and received his M.B.A. from Columbia University’s Graduate School of Business.
     Jeffrey S. Serota. Mr. Serota has served as one of our directors since September 2006. Mr. Serota is a member of our Acquisition Committee. Mr. Serota has served as a senior partner in the Private Equity Group of Ares Partners since 1997. Prior to joining Ares Partners in 1997, Mr. Serota was a vice president in the Investment Banking Department of Bear, Stearns & Co. where he specialized in providing investment banking services to financial sponsor clients of the firm. Prior to joining Bear Stearns, Mr. Serota was with Dabney/Resnick, Inc., a boutique investment bank. At Dabney/Resnick, Mr. Serota specialized in merchant banking and capital raising activities for middle market companies and had primary responsibility for the firm’s bridge financing activities. Mr. Serota also worked at Salomon Brothers Inc. focusing on mergers and acquisitions and merchant banking transactions. Mr. Serota serves on the board of directors of Exco Resources, Inc., a publicly-held company, and he serves on the boards of several private companies. Mr. Serota graduated magna cum laude with a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business and received an M.B.A. from UCLA’s Anderson School of Management.
EXECUTIVE OFFICERS
     The following persons served as our executive officers, at the discretion of the Board of Directors, during 2006. Except as set forth below, there are no family relationships among any of our executive officers or nominees for director. The biographies for Mr. Tom J. Fatjo, Jr., our chairman of the board and chief executive officer, and Mr. Jerome M. Kruszka, our president and chief operating officer, are listed above under the heading “Proposal 1: Election of Directors.”

Name	Age	Position Held
Tom J. Fatjo, Jr.	66	Chairman of the Board and Chief Executive Officer

Jerome M. Kruszka	58	President and Chief Operating Officer

Charles A. Casalinova	48	Senior Vice President and Chief Financial Officer

Tom J. Fatjo, III	42	Senior Vice President-Finance and Secretary
     The biographies for Mr. Tom J. Fatjo, Jr., our chairman of the board and chief executive officer, and Mr. Jerome M. Kruszka, our president and chief operating officer, are listed above under the heading “Nominees for the Board of Directors.”
     Charles A. Casalinova. Mr. Casalinova has served as our senior vice president and chief financial officer since our formation in September 2000. Since July 1999, Mr. Casalinova has also served as the senior vice president and chief financial officer of our former parent, WCA LLC, which was spun off as part of an internal reorganization prior to our initial public offering in June 2004. From 1981 to July 1999, Mr. Casalinova held several positions at Waste Management, Inc., including division controller, regional chief information officer, acquisition controller, regional vice president/controller for Louisiana, Mississippi, Arkansas, Oklahoma and north Texas, and regional vice president/controller for Illinois and Indiana. Mr. Casalinova received a Bachelor of Business Administration degree in Accounting from the University of Akron and became a Certified Public Accountant in 1989. Mr. Casalinova has over 25 years of experience in the solid waste management industry.
     Tom J. Fatjo, III. Mr. Fatjo, III has served as our senior vice president — finance and secretary since February 2004. Prior to that, Mr. Fatjo, III served as our senior vice president and treasurer since our formation in September 2000. Since September 2000, Mr. Fatjo, III has also served as the senior vice president and treasurer of our former parent, WCA LLC, which was spun off as part of an internal reorganization prior to our initial public offering in June 2004. From August 1998 to September 2000, Mr. Fatjo, III served as vice president, treasurer and director of Waste Corporation of America, Inc. From 1992 to August 1998, Mr. Fatjo, III served as vice president-treasurer of TransAmerican. Mr. Fatjo, III began his career in the solid waste industry with Republic Waste, where he was in charge of investors relations from 1990 through 1991. Mr. Fatjo, III received a Bachelor of Business Administration degree in Finance from the University of Texas at Austin. Mr. Fatjo, III has over 17 years of experience in the solid waste management industry. Mr. Fatjo, III is the son of Tom J. Fatjo, Jr. our Chairman of the Board and Chief Executive Officer.
Management of WCA Waste and WCA LLC
     Our executive officers spend time assisting in the management of the business of our former parent, WCA LLC, and its affiliates pursuant to an administrative services agreement. Please read “Certain Relationships and Related Transactions—Relationships with WCA LLC—Administrative Services Agreement” below for more information on this agreement. These officers may face a conflict regarding the allocation of their time between our business and the other business interests of WCA LLC.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Other than as set forth in the following paragraphs, we are not aware of any transactions since the beginning of 2006 or any currently proposed transaction between us or our subsidiaries and any member of the Board of Directors, any of our executive officers, any security holder who is known to us to own of record or beneficially more than 5% of our Common Stock or Preferred Stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and in which any of the foregoing persons had, or will have, a direct or indirect material interest. Except as otherwise noted and as applicable, we believe that each transaction described below is, or was, as the case may be, on terms at least as favorable to us as we would expect to negotiate with an unaffiliated party.
Relationships with WCA LLC
     Transit Waste Acquisition. In February 2006, we acquired all of the equity interests in Transit Waste, LLC from WCA LLC. Transit Waste, LLC consists of a collection operation located in Bloomfield, New Mexico that services northern New Mexico and southern Colorado and a 152-acre municipal solid waste landfill located near Durango, Colorado. The acquisition consideration paid to WCA LLC by us was approximately $5.6 million, consisting of $0.4 million in cash and $5.2 million in debt assumed. The terms of the Transit Waste acquisition were approved by our independent directors. Messrs. Tom J. Fatjo, Jr., Jerome M. Kruszka and Ballard O. Castleman abstained from the vote.
     Ft. Myers Acquisition. On August 11, 2006, we acquired a 12-acre materials recovery facility, and assets associated with that operation, located in Ft. Myers, Florida from WCA LLC. The acquisition consideration paid to WCA LLC by us consisted of approximately $4.0 million in cash (subject to certain adjustments). The terms of the Ft. Myers acquisition were approved by our independent directors. Messrs. Tom J. Fatjo, Jr., Jerome M. Kruszka and Ballard O. Castleman abstained from the vote.
     St. Lucie Acquisition. On October 2, 2006, the Company acquired the membership interests of WCA of St. Lucie, LLC from Old WCA for approximately $1.8 million in cash. The acquisition includes an unopened transfer station near St. Lucie, Florida. The terms of the St. Lucie acquisition were approved by our independent directors. Messrs. Tom J. Fatjo, Jr., Jerome M. Kruszka and Ballard O. Castleman abstained from the vote.
     Administrative Services Agreement. In June 2004, we and our subsidiaries entered into a five-year Administrative Services Agreement, pursuant to which we and our subsidiaries agreed to continue to provide various administrative, human resources, employee leasing, treasury, accounting and insurance management services to WCA LLC and its subsidiaries. We entered into this agreement when we were a member of a corporate group including WCA LLC and its subsidiaries. This agreement’s terms may be more or less favorable to us than if they had been negotiated with unaffiliated third parties. WCA LLC agreed to pay us a fee of $40,000 per month for such administrative services, plus all direct and other allocated costs incurred on behalf of WCA LLC and its subsidiaries. The fee to be paid by WCA LLC also included payment for the services our officers provide to WCA LLC and its affiliates. Pursuant to the purchase agreement entered into in connection with the Ft. Meade acquisition described above, the administrative services fee was reduced to $30,000 per month from October 2005 through December 2005 and was reduced to $20,000 per month thereafter. Pursuant to the purchase agreement entered into in connection with the Transit Waste acquisition described above, the administrative services fee was reduced to $10,000 per month thereafter. Pursuant to the purchase agreement entered into in connection with the Ft. Myers acquisition described above, the administrative services fee was eliminated effective as of August 1, 2006. During 2006, WCA LLC paid us $90,000 pursuant to the Administrative Services Agreement.
     Non-Compete Agreement. In June 2004, we entered into a Reorganization Agreement with WCA LLC that contained a mutual non-competition agreement pursuant to which we and our subsidiaries agreed not to acquire or operate any waste operations within 50 miles of any of WCA LLC’s or its subsidiaries’ operations in Florida, Colorado or New Mexico, and WCA LLC and its subsidiaries agreed not to acquire or operate any waste operations within 50 miles of any of WCA Waste’s or its subsidiaries’ then-current operations in Alabama, Arkansas, Kansas,

Missouri, South Carolina, Tennessee or Texas through June 2009. We entered into this agreement when we were a member of a corporate group including WCA LLC and its subsidiaries. This agreement’s terms may be more or less favorable to us than if they had been negotiated with unaffiliated third parties. Pursuant to the purchase agreements entered into in connection with the Ft. Meade and Transit Waste acquisitions, the non-competition provisions of the Reorganization Agreement restricting us were eliminated, so that we and our subsidiaries may operate without certain restrictions on non-competition. However, WCA LLC is still restricted from operating within the states in which we operated prior to these acquisitions.
Relationship among Executive Officers
     Mr. Tom J. Fatjo, Jr., our chairman of the board and chief executive officer, is the father of Mr. Tom J. Fatjo, III, our senior vice president — finance and secretary. Please read “Executive Compensation” below for information regarding the payments and awards we made to each of the individuals during 2006.
     We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of WCA Waste Corporation, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also intend to execute these agreements with our future executive officers and directors.
Payments to Ares
     In connection with the closing of the sale of the Preferred Stock to Ares in July 2006, we paid to Ares a transaction fee equal to 1% of the total purchase price, or $750,000. We also reimbursed Ares for all legal, accounting, consulting, travel and other out-of-pocket expenses, which were approximately $800,000.
Stockholder’s Agreement with Ares
     In July 2006, Ares and WCA Waste entered into a Stockholder’s Agreement (the “Stockholder’s Agreement”) in connection with the issuance of 750,000 shares of Preferred Stock, the material terms of which are set forth below.
     Standstill. Until the earliest of the seventh anniversary of issuance of the Preferred Stock or 180 days after Ares owns less than 10% of post-conversion equity (the “Standstill Period”), Ares agreed to numerous “standstill” restrictions, including acquiring additional voting securities, proposing or encouraging any fundamental transaction, participating in a “group,” soliciting proxies, attempting to change the size of the Board of Directors or its composition, entering into a voting agreement, transferring any of its voting securities (except in compliance with the stockholder’s agreement), or discussing or encouraging any of the foregoing.
     Director Elections and Restrictions. As the holder of all of the outstanding Preferred Stock, Ares is entitled to elect as a separate class (i) two directors to the Board of Directors for so long as it continues to hold Preferred Stock representing at least 20% of “post-conversion equity” (outstanding Common Stock assuming conversions into common shares of all securities, including the Preferred Stock and assuming Preferred Stock dividends accelerated to include a full five years), (ii) one director for so long as it continues to hold at least 10% of post-conversion equity, and (iii) no directors below 10%. The Preferred Stock does not vote with respect to directors elected by the holders of Common Stock. In connection with its right to elect directors, Ares also agreed to certain limits on the qualifications of such directors, and it receives rights to director insurance and indemnification and observer rights on committees.
     Voting Restrictions. During the Standstill Period, Ares will vote its shares of Preferred Stock or Common Stock at any stockholder meeting in the following manner: (a) in the manner recommended by the Board of Directors, if the vote is in connection with any fundamental transaction; (b) in its own discretion, if the vote relates to an amendment of the certificate of designation for the Preferred Stock or is not inconsistent with the stockholder’s agreement; and (c) in the manner recommended by the Board of Directors, if the vote is not otherwise covered above.
     Transfer Restrictions. During the Standstill Period, Ares will not transfer any shares of Preferred Stock or Common Stock to any other person except: (a) pursuant to the registration rights agreement; (b) in accordance with Rule 144 under the Securities Act; (c) after the second anniversary of the Preferred Stock issuance, transfers of Common Stock issued upon conversion of the Preferred Stock may be made to persons that are not “related persons” to Ares or affiliates of WCA Waste that, in any 12 month period, do not, in the aggregate, exceed 7.5% of the outstanding voting securities of WCA Waste; however, such transfers may not be made to a person (or its affiliates or to a group in which such person or an affiliate is a member) that, after giving effect to such transfer, would beneficially own voting securities representing more than 7.5% of the total voting power of WCA Waste’s securities; (d) pursuant to a merger or other reorganization approved by the Board of Directors; or (e) in any event as allowed above (except for pursuant to a merger or reorganization), without the transferee executing an agreement similar to the Stockholder’s Agreement.
     Any of these restrictions may be waived by a majority vote of the members of our Board of Directors who are not affiliated with Ares.
Registration Rights of Ares
     On July 27, 2006, we entered into a Registration Rights Agreement with Ares to allow for the registered resale by Ares of the Common Stock issuable upon conversion of the Preferred Stock held by Ares. After conversion of Ares’ Preferred Stock and upon a request from Ares, we will file a shelf registration statement for the resale of the Common Stock within 30 days of such request and will use our commercially reasonable efforts to cause the shelf registration statement to become or be declared effective by the SEC within 120 days after the request. In addition, Ares shall have two demand registration requests and unlimited piggyback registration rights. We have agreed to pay the expenses of any registration except for underwriting discounts.
INFORMATION RELATING TO OUR BOARD OF DIRECTORS
AND CERTAIN COMMITTEES OF OUR BOARD OF DIRECTORS
The Board of Directors
     Our business is managed through the oversight and direction of our Board of Directors. The Board of Directors currently has nine members. Prior to an internal corporate reorganization completed in May 2004, we were a wholly-owned subsidiary of WCA LLC. As part of our internal reorganization, we separated our operations from WCA LLC, and the former stockholders of WCA LLC also became our stockholders. Three of the nine directors of the WCA LLC board were affiliates of our largest stockholder at the time of our initial public offering and its related entities, and one of such directors, Mr. Ballard O. Castleman, is also a director on our board. The remaining eight directors on our board are Tom J. Fatjo, Jr. and Jerome Kruszka, who are executive officers with us and with WCA LLC; Antony P. Ressler and Jeffrey S. Serota, who are appointed by Ares; and Richard E. Bean, Roger A. Ramsey, Preston Moore, Jr. and Honorable John V. Singleton, who are each independent directors.
Meetings of the Board of Directors
     During 2006, the Board of Directors held a total of 15 meetings. In addition to meetings, the Board of Directors acts by written consent from time to time. All of the current directors that were members of the Board of Directors during 2006 attended more than 75% of the meetings. Each such director attended more than 75% of the meetings of the committees of which he is a member that were held during 2006.
Attendance at Annual Meetings of Stockholders
     We do not require our board members to attend the annual meeting of stockholders. However, the Board of Directors encourages each member to attend the annual meeting of stockholders. All of the then-current members of the Board of Directors attended the 2006 annual meeting of stockholders.

Affirmative Determinations Regarding Director Independence
     Under applicable Nasdaq and SEC requirements, (i) we are required to have a majority of independent directors, and (ii) all of the members of each committee, including our audit and compensation committees, must be independent. The Board of Directors has affirmatively determined that each of Richard E. Bean, Roger A. Ramsey, Ballard O. Castleman, Preston Moore, Jr. and Honorable John V. Singleton is an “independent director” as such term is defined in Nasdaq Marketplace Rule 4200(a)(15). If all nominees are elected at the Annual Meeting, Messrs. Bean, Ramsey and Castleman will be the sole members of the compensation and audit committees. The Board of Directors has also affirmatively determined that each such member of these committees satisfies the independence requirements applicable to audit and compensation committees as prescribed by the Nasdaq Marketplace Rules and the rules and regulations of the SEC. Messrs. Fatjo, Jr. and Kruszka are not “independent directors” because they are our chairman of the board and chief executive officer and president and chief operating officer, respectively.
Committees of the Board of Directors
     Our Board of Directors has the following standing, separately-designated committees: (i) an audit committee; (ii) a compensation committee and (iii) an acquisition committee. Information regarding each of the committees is set forth below.
Observance of Committees by Directors Elected by Ares
     Pursuant to the stockholder agreement with Ares, we have agreed to use our reasonable best efforts to appoint one of the directors designated for election by Ares as an observer to each committee of the Board of Directors (other than a special committee considering a matter involving Ares). The observer will not be a member of the committee or be entitled to vote, but will be entitled to notice, attendance and participation (subject to being excluded from any executive session).
Audit Committee
     The audit committee is currently comprised of Messrs. Bean, Castleman and Ramsey, each of whom satisfies the independence requirements applicable to audit committee members as prescribed by the Nasdaq Marketplace Rules and the rules and regulations of the SEC. If all nominees are elected at the Annual Meeting, Messrs. Bean, Castleman and Ramsey will continue to serve as the members of the audit committee. Mr. Bean serves as chairman of the audit committee. The audit committee met 4 times during 2006.
     Our Board of Directors has determined that Mr. Bean qualifies as an “audit committee financial expert” as that term is defined by the SEC, a “financially sophisticated audit committee member” as that term is defined under Nasdaq Marketplace Rule 4350(d)(2)(A) and is “independent,” as that term is defined in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC has indicated that the designation of a person as an “audit committee financial expert” does not (i) mean that such person is an expert for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”), (ii) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and the board of directors in the absence of such designation, or (iii) affect the duties, obligations or liability of any other member of the audit committee or the board of directors. The other members of our audit committee satisfy the financial literacy and other requirements for audit committee members under the Nasdaq Marketplace Rules.
     The audit committee adopted an audit committee charter in May 2004 that was filed as Appendix A to our proxy statement for our 2005 annual meeting of stockholders and is available on the “Investor Relations-Corporate Governance” section of our website at http://www.wcawaste.com. Pursuant to the charter, the audit committee assists the board in overseeing: (i) our accounting and financial reporting processes; (ii) the audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) our internal controls and risk management procedures; (v) the qualifications and independence of our independent auditors; and (vi) the performance of our internal audit function and our independent auditors. The audit committee charter further provides that the audit committee, among other things:

•	has sole authority to appoint, compensate, retain, evaluate and terminate our independent auditors;

•	has sole authority to review and approve in advance all audit and permissible non-audit engagement fees, scope and terms with our independent auditors;

•	will review with members of management and discuss with our independent auditors the annual audited financial statements to be included in our annual reports on Form 10-K (including our disclosures under MD&A) prior to the filing of each annual report on Form 10-K;

•	will review with members of management and discuss with our independent auditors the quarterly financial statements to be included in our quarterly reports on Form 10-Q prior to the filing of each quarterly report on Form 10-Q;

•	review and approve all related party transactions between us and any executive officer or director for potential conflict of interest situations;

•	will monitor the compliance of our officers, directors and employees with our code of business conduct and ethics;

•	will discuss periodically with members of management and our independent auditors the adequacy and effectiveness of our disclosure controls and procedures, including applicable internal controls and procedures for financial reporting and changes in internal controls designed to address any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees that are reported to the committee;

•	will establish and maintain procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	will prepare the Audit Committee Report included elsewhere in this proxy statement.
Compensation Committee
     The compensation committee is currently comprised of Messrs. Bean, Castleman and Ramsey. If all nominees are elected at the Annual Meeting, Messrs. Bean, Castleman and Ramsey, each of whom are independent, will continue to serve as the members of the compensation committee. Mr. Ramsey serves as chairman of the compensation committee. The compensation committee met [•] times during 2006.
     The compensation committee adopted a compensation committee charter in May 2004. Pursuant to its charter, the compensation committee has the following responsibilities, among others:
•	to evaluate and/or develop the compensation policies applicable to our executive officers, which shall include guidance regarding the specific relationship of corporate performance to executive compensation;

•	to assist the Board of Directors in developing and evaluating potential candidates for executive positions, including the chief executive officer, and to oversee the development of executive succession plans;

•	to review and recommend on an annual basis the corporate goals and objectives with respect to compensation for our chief executive officer and our other executive officers;

•	to evaluate at least once a year the performance of our chief executive officer and our other executive officers in light of these established goals and objectives;

•	to recommend for approval by our Board of Directors the annual compensation of the our chief executive officer and our other executive officers, including salary, bonus, incentive and equity compensation;

•	to periodically review the compensation paid to non-employee directors (including board and committee chairpersons) in the form of annual retainers and meeting fees, if any, and to make recommendations to the Board of Directors regarding any adjustments;

•	to review our incentive compensation and other equity-based plans and recommend changes in such plans to the Board of Directors as necessary;

•	to assist the Board of Directors with respect to the administration of our incentive compensation and other equity-based plans;

•	to review and approve any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits and any material amendments to the foregoing, applicable to our executive officers, including our chief executive officer; and

•	to prepare the “Report of the Compensation Committee of the Board of Directors on Executive Compensation” included elsewhere in this proxy statement.
     Compensation of our chief executive officer and our other executive officers is governed by their respective employment agreements, and any additional compensation will be determined, or recommended to our Board of Directors for determination, by the compensation committee.
     The Compensation Committee Charter is available on the “Investor Relations-Corporate Governance” section of our website at http://www.wcawaste.com.
Nominating Committee
     We have not, at this time, created a separate nominating committee. The Board of Directors believes it is appropriate for WCA Waste not to have such a committee because the functions normally performed by such a committee are already being performed by WCA Waste’s independent directors. Further, each of our independent directors, currently Messrs. Bean, Castleman, Ramsey, Moore and Singleton participate in the consideration of director nominees pursuant to our director nominations policy, a copy of which is included on the “Investors Relations-Corporate Governance” section of our website at http://www.wcawaste.com. A summary of our director nominations policy, which does not apply in cases where the right to nominate a director legally belongs to a third party, such as Ares’ right to elect directors discussed elsewhere in this proxy statement, is included below under the headings “Director Nominations,” “Identifying and Evaluating Nominees for Director” and “Director Qualifications.”
Acquisition Committee
     The Acquisition Committee was formed in December 2006. This committee is currently comprised of Messrs. Bean, Ramsey, Castleman and Serota. The Acquisition Committee Charter is available on the “Investors Relations-Corporate Governance” section of our website at http://www.wcawaste.com. During 2006, the Acquisition Committee did not hold any meetings.
The Acquisition Committee has the following responsibilities, among others:
•	To review and approve or disapprove any acquisition transaction (other than an Interested Transaction, as defined below) involving our direct or indirect acquisition of a waste business or business related thereto, regardless of whether such transaction takes the form of a merger, purchase of assets or stock, exchange or any other form of acquisition transaction, as long as the Total Consideration paid or to be paid by us is at least $10 million in the aggregate and does not exceed $50 million in the aggregate with respect to such acquisition transaction (a “Committee Approved Transaction”). For these purposes, the following rules apply:
•	The committee shall have the power to approve the terms, execution and delivery of all arrangements documents related to a Committee Approved Transaction, including without limitation the acquisition documents, notes, non-competition agreements, employment agreements, earn-out agreements, disposal agreements, leases, licenses, consulting agreements, and registration rights agreements;

•	The committee shall have the power to cause the issuance of our securities (which, for the purposes of the determination of the Total Consideration limitations on the size of the Committee Approved Transactions, will have the value determined by the committee).

•	The committee shall have the power to authorize the borrowing of funds under the our debt facilities then outstanding to pay for all or any portion of the consideration.

•	For the purposes of determining Total Consideration, there shall be included and counted (i) the face amount of assumed debt and the face amount of any note, (ii) the value of our securities (as determined by the Committee), (iii) any payments to be made under a non-competition agreement, and (iv) any other consideration paid or to be paid (without discount) with respect to the Committee Approved Transaction except as set forth in below.

•	For the purposes of determining Total Consideration, there shall be excluded (i) payments to be made under any employment or consulting agreement, (ii) payments under any lease, disposal or other operating agreement, (iii) royalty payments and similar deferred payment obligations, (iv) the net amount, positive or negative, of working capital, and (v) all fees, expenses and costs (both internal and external) attributable to such Committee Approved Transaction.

•	An “Interested Transaction” shall mean any transaction involving any entity or waste business (other than us) in which any of our officers or directors have a direct or indirect interest.
•	To review and recommend for approval by the Board of Directors any acquisition with a Total Consideration in excess of $50 million.

•	To review strategic acquisitions available to us and consult with the Board of Directors concerning strategic acquisitions to be undertaken.

•	To make determinations in good faith with respect to the scope of the committee’s authority, evaluate its own performance, and review the adequacy of this charter. The committee may, if it so elects, deliver a report setting forth the results of such evaluation and review and any recommended changes, to the Board of Directors for its approval.
DIRECTOR NOMINATIONS
     Our independent directors will consider director candidates recommended by stockholders entitled to vote generally in the election for directors. Generally, in order for a stockholder to make a nomination, he or she must comply with the notice, information and consent provisions contained in our amended and restated bylaws, as such may be amended from time to time. In order for the director nomination to be timely, a stockholder must give written notice to the independent directors so that it is received not less than 90 days nor more than 120 days in advance of the first anniversary of the date of our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by the independent directors not more than ten days following the first date we publicly announce (as such term is defined in our bylaws) the date of such meeting. The address for the written notice is WCA Waste Corporation, c/o Corporate Secretary, One Riverway, Suite 1400, Houston, Texas 77056.
     The stockholder’s notice must set forth as to each nominee: (1) the exact name of such person; (2) such person’s age, principal occupation, business address and telephone number and residence address and telephone number; (3) the number of shares (if any) of each class of stock of WCA Waste owned directly or indirectly by such person; and (4) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected). The stockholder’s notice must also set forth as to the stockholder giving notice (w) his or her name and address, as they appear on our books, (x) his or her principal occupation, business address and telephone number and residence address and telephone number, (y) the class and number of shares of WCA Waste which are held of record or beneficially owned by him or her and (z) the dates upon which he or she acquired such shares of stock and documentary support for any claims of beneficial ownership. The notice must also include the other information required by the bylaws.
     If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedures, or the other procedures set forth in our amended and restated bylaws, are not followed, the chairperson of the annual meeting of stockholders may determine that the stockholder’s nomination should not be brought before the meeting and that the nominee is ineligible for election as a director of WCA Waste.
     The procedures described in the next paragraph are meant to establish an additional means by which certain stockholders can have access to our process for identifying and evaluating candidates, and is not meant to replace or limit stockholders’ general nomination rights in any way.
     In addition to those candidates identified through their own internal processes, in accordance with our director nominations policy, the independent directors will evaluate a candidate proposed by any single stockholder or group of stockholders that has beneficially owned more than 5% of our Common Stock for at least one year (and will hold the required number of shares through the annual meeting of stockholders) and that satisfies the notice, information and consent provisions in the director nominations policy (a “Qualified Stockholder”). All candidates (whether identified internally or by a Qualified Stockholder) who, after evaluation, are then recommended by the independent directors and approved by the Board of Directors, will be included in our recommended slate of director nominees in our annual proxy statement.
     In order to be considered by the independent directors for an upcoming annual meeting of stockholders, a notice from a Qualified Stockholder regarding a potential candidate must be received by the independent directors not less than 90 days nor more than 120 days in advance of the first anniversary of the date of our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by the independent directors not more than ten days following the first date we publicly announce (as such term is defined in our bylaws) the date of such meeting. The address for the written notice is WCA Waste Corporation, c/o Corporate Secretary, One Riverway, Suite 1400, Houston, Texas 77056.
     If the information supplied by a Qualified Stockholder is deficient in any material aspect or if the foregoing procedures, or the other procedures set forth in our bylaws, are not followed, the independent directors may determine that the Qualified Stockholder’s nomination should not be brought before the meeting and that the nominee is ineligible for election as a director of WCA Waste.
     Any candidate proposed by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects as determined by the independent directors or by applicable law.

IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR
     The independent directors have two primary methods for identifying candidates (other than those candidates proposed by stockholders, as discussed above). First, on a periodic basis, the independent directors solicit ideas for possible candidates from a number of sources – members of the Board of Directors; our executive officers; individuals personally known to the members of the Board of Directors; and research, including database and Internet searches.
     Second, the independent directors may from time to time, upon approval by the full Board of Directors, retain at our expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). If the independent directors retain one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications expressed in our director nominations policy, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board of Directors, the independent directors and each candidate during the screening and evaluation process and thereafter to be available for consultation as needed by the independent directors. We have not yet required the services of a search firm or other third party to identify or evaluate or assist in identifying or evaluating potential director nominees in the past, although the independent directors reserve the right to retain a search firm in the future, if necessary.
     The independent directors will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria (including those nominees recommended by stockholders). If, based on the independent directors’ initial evaluation, a candidate continues to be of interest to the independent directors, the independent directors will interview the candidate and communicate their evaluation to the chairman of the board, the president and the chief executive officer. Later reviews will be conducted by the remaining independent directors and senior management. Ultimately, background and reference checks will be conducted and the independent directors will meet to finalize its list of recommended candidates for the Board of Director’s consideration. If the full Board of Directors, with such interested directors recusing themselves as appropriate, will approve all final nominations after considering the recommendations of the independent directors, the chairman of the board, acting on behalf of the other members of the Board of Directors, will extend the formal invitation to an approved candidate to stand for election to the Board of Directors. Qualified candidates for election to the Board of Directors will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.
     In the case of each incumbent director whose term of office is set to expire, the independent directors will review the director’s overall service during his term, including the number of meetings he attended, his level of participation, the quality of his performance and whether he meets the independence standards set forth in the applicable SEC rules and regulations and the Nasdaq Marketplace Rules. If the independent directors’ review of the qualifications and performance of the incumbent director are favorable and the independent directors expect the incumbent to continue to make significant contributions to the Board of Directors, the independent directors will, absent special circumstances, ordinarily recommend the incumbent’s re-nomination.
     In the case of new director candidates, the questions of independence and financial expertise will be important in determining what roles the candidate can perform. The independent directors will determine whether the candidate meets the independence standards set forth in the applicable SEC rules and regulations and the Nasdaq Marketplace Rules, as well as the extent of the candidate’s experience in the areas of finance and accounting.
DIRECTOR QUALIFICATIONS
     WCA Waste Corporation Director Nominees
     Each candidate for director (whether or not recommended by a stockholder) must possess at least the following minimum qualifications:
•	Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

•	Each candidate shall be an individual who has demonstrated integrity, honesty and ethics in his or her professional life and has established a record of professional accomplishment in his or her chosen field.

•	Each candidate shall be prepared to participate fully in Board of Director activities, including active membership on at least one board committee and attendance at, and active participation in, meetings of the Board of Directors and the committees of which he or she is a member, and not have any other personal or professional commitments that would, in the independent directors’ sole judgment, interfere with or limit his or her ability to do so.

•	Each candidate shall possess a general appreciation for the issues confronting a public company’s size and operational scope, including corporate governance concerns, the regulatory obligations of a public company, strategic business planning, competition in a global business economy and basic concepts of corporate finance.

•	Each candidate shall be free of any legal or regulatory impediment to service on the Board of Directors.
     In addition, the independent directors also consider it desirable that candidates possess the following qualities or skills:
•	Each candidate should be independent as that term is defined by the Nasdaq Marketplace Rules and the rules and regulations of the SEC.

•	Each candidate, or family member (as defined by the Nasdaq Marketplace Rules), or affiliate or associate (each as defined in Rule 405 under the Securities Act) of a candidate, should not have any material personal, financial or professional interest in any present or potential competitor of WCA Waste.

•	Each candidate should be free of any conflicts of interest that would interfere with the exercise of independent judgment.

•	Each candidate should contribute to the Board of Director’s overall diversity – diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.

•	Each candidate should contribute positively to the existing chemistry and collaborative culture among board members.

•	Each candidate should possess strategic contacts and involvement in business and civic affairs.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
     Stockholders may communicate with the Board of Directors or with specified individual directors by sending a letter to our secretary or general counsel at the following address: WCA Waste Corporation, One Riverway, Suite 1400, Houston, Texas 77056.
     Communications to one or more directors will be collected and organized by our secretary or general counsel, who will forward such communications to the identified director(s) as soon as practicable after receipt of the communication.
CODE OF ETHICS
     We have adopted a code of business conduct and ethics applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer.

The code of business conduct and ethics is available on the “Investor Relations-Corporate Governance” section of our website at http://www.wcawaste.com. If we amend the code of business conduct and ethics or grant a waiver, including an implicit waiver, from the code of business conduct and ethics, we intend to disclose the information on a current report on Form 8-K within four business days of such amendment or waiver, as applicable.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     In 2006, Messrs. Bean, Castleman and Ramsey served as members of our compensation committee. None of Messrs. Bean, Castleman or Ramsey was at any time during 2006, or at any other time, an officer or employee of WCA Waste or any of its subsidiaries. Further, except as noted in the following paragraph, none of our executive officers served as a member of the Board of Directors or compensation committee, or other committee serving an equivalent function, of another entity that has one or more of its executive officers serving as a member of our Board of Directors or compensation committee, or other committee performing a similar function, at any time during 2006.
     All of our executive officers named in this proxy statement served as executive officers of WCA LLC during 2006. In addition, three of our current directors, Messrs. Fatjo, Jr., Kruszka and Castleman served as directors of WCA LLC during 2006. Please read “Certain Relationships and Related Transactions” for more information on transactions between us and WCA LLC and transactions between us and our executive officers and directors.
     Pursuant to the stockholder agreement with Ares, we have agreed to use our reasonable best efforts to appoint one of the directors designated for election by Ares as an observer to each committee of the Board of Directors (other than a special committee considering a matter involving Ares). The observer will not be a member of the committee or be entitled to vote, but will be entitled to notice, attendance and participation (subject to being excluded from any executive session).

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
     The Compensation Committee of our Board of Directors has the responsibility for evaluating and developing the compensation policies applicable to our named executive officers (“NEOs”) and other executive officers. The Compensation Committee’s charter sets forth the following responsibilities, among others, for the committee: evaluate and/or develop the compensation policies applicable to our executive officers; review and recommend on an annual basis the corporate goals and objectives with respect to compensation for our chief executive officer and our other executive officers; evaluate at least once a year the performance of our chief executive officer and our other executive officers in light of these established goals and objectives; recommend for approval by our Board of Directors the annual compensation of our chief executive officer and our other executive officers, including salary, bonus, incentive and equity compensation; and review our incentive compensation and other equity-based plans and recommend changes in such plans to the Board of Directors as necessary. In essence, the Compensation Committee’s fundamental responsibility is to administer our compensation program for our named executive officers and our other executive officers, which generally include those employees whose job responsibilities and policy-making authority are the broadest and most significant. Our Board of Directors currently designates four officers as NEOs: (1) Tom J. Fatjo, Jr., (2) Jerome M. Kruszka, (3) Charles A. Casalinova and (4) Tom J. Fatjo, III.
Compensation Philosophy and Objectives
     Our compensation philosophy is to tie compensation to the achievement of financial and non-financial objectives and to align long-term incentive compensation with stockholder interests.
     Our compensation arrangements for our NEOs are intended to:
•	link total compensation to the achievement of long-term goals and execution of our growth strategy; and

•	to attract and retain executives with the skills and talent necessary to lead us in the achievement of those goals and execution of that strategy.
Role of Executive Officers in Compensation Decisions
     The NEOs annually review the performance of each of our officers and other key employees. After the NEOs meet to discuss the performance review of our officers and other key employees, the NEOs present their findings and conclusions and provide recommendations to the Board of Directors and the Compensation Committee. In addition, the NEOs make presentations concerning appropriate benchmarks and metrics that the Compensation Committee could consider in setting goals for performance awards and concerning target levels of compensation for NEOs that are not fixed by the terms of employment agreements with them. The Compensation Committee can exercise its discretion in modifying any recommended awards, goals or targets. Our NEOs also prepare and report information used by the Compensation Committee in making compensation decisions and used in determining whether targets have been achieved.
Benchmarking
     Our Compensation Committee generally attempts to provide our NEOs with a total compensation package that is competitive and reflective of the performance achieved by us as compared to the performance achieved by our peers. The Compensation Committee is responsible for periodically reviewing the remuneration of our NEOs and proposing changes that it believes are necessary. In 2005 and 2006, our Compensation Committee engaged A.G. Ferguson & Assoc., Inc., or AGF, to evaluate the compensation of our NEOs. The Compensation Committee requested that AGF review and update the compensation structure for our NEOs and non-employee directors. AGF reviewed the total compensation for our NEOs by using publicly available proxies and proprietary data from a third party. As part of its review, AGF interviewed the members of the Compensation Committee and our NEOs to identify any necessary changes to their compensation structure. The outcome in the study resulted in linking NEO compensation to the achievement of certain annual goals. Based on input by AGF of our compensation program in 2006, the Compensation Committee proposed a number of changes to the existing employment agreements of our NEOs, adoption of a new management incentive plan and termination of the performance unit plan, or PUP. Please see “—Management Incentive Plan” for more information regarding the adoption of a new management incentive plan and termination of the PUP.
     Originally, AGF compared our compensation practices with seven other public waste companies referred to as the Peer Group, and with broad scale survey data for refuse companies with revenues in excess of the approximate median revenue level for the seven public companies. In 2006, AGF expanded the list of companies included in the Peer Group to include additional waste companies to ensure that the group was sufficiently representative of the companies with which we compete for employees. The Peer Group had larger median revenues, assets, market capitalization and employee bases than us, but the median ranges were within our target growth objectives over the next four to five years. In addition, the companies in the Peer Group reflected public waste companies with fiscal 2005 revenues ranging from approximately $79 million to $722 million and median revenue of $383 million. The comparison revealed that salary and total cash payments to our NEOs, and total direct pay (which included stock incentives) exceeded the median and the 75th percentile of the Peer Group. However, total compensation for the NEOs was within the median and the 75th percentile of the Peer Group. The Compensation Committee takes into consideration the equity compensation components, bonus structure and long-term compensation of the companies in the Peer Group in order to establish whether our compensation program for our NEOs is competitive with those members of the Peer Group.
Executive Compensation Components
     The executive compensation program for our NEOs and other executive officers includes the following principal elements:
•	base salary;

•	incentive compensation pursuant to a management incentive plan;

•	long-term equity incentive awards; and

•	perquisites.
     In addition, the employment agreements with each of our NEOs provide potential payments upon termination of employment for a variety of reasons, including a change of control of us. Each of the elements of our executive compensation program is discussed in the following paragraphs.
Base Salary. The Compensation Committee annually reviews and establishes base salaries for our NEOs and other executive officers. During its review of the base salaries for our NEOs in 2006, the Compensation Committee primarily considers:
•	the employment agreements then in place with each of the NEOs;

•	comparison of executive’s salary to other executive officers of companies in the Peer Group;

•	the responsibility or position of the NEO or other key officers; and

•	the Consumer Price Index for the Houston Standard Metropolitan Statistical Area.
     During 2006, base salary ranges for our NEOs were designed so that salary opportunities for a given position would be close to the 75th percentile of 2005 total salary costs for the Peer Group. All of the executives employed by us during 2005 who were expected to continue service during 2006 received on average a salary increase of 4.3% for fiscal 2006. NEO base salaries will be subject to annual increases that are not less than an increase in the Consumer Price Index for the Houston Standard Metropolitan Statistical Area.
     The 2007 base salaries of our NEOs were adjusted by the Compensation Committee to reflect an increase in the Consumer Price Index for the Houston Standard Metropolitan Statistical Area. In January 2006 and January 2007, the Compensation Committee set each NEO’s base salary as follows:

Name	2006 Base Salary	2007 Base Salary
Tom J. Fatjo, Jr.	$373,100	$385,785

Jerome M. Kruszka	$373,100	$385,785

Charles A. Casalinova	$279,850	$289,365

Tom J. Fatjo, III	$233,120	$241,046
Management Incentive Plan. In January 2007, the Compensation Committee approved the 2007 Management Incentive Plan (the “2007 MIP”) which is the successor to the 2005 Management Incentive Plan (the “2005 MIP”). The 2005 MIP expired on December 31, 2006. The Compensation Committee decided to replace the 2005 MIP and the PUP based on input from AGF and other factors, including changes to our growth and long-term goals and placing a greater emphasis on annual financial goals and overall company performance. Even though the PUP has been terminated and 2005 MIP was replaced, the aggregate amount of compensation arrangements of our NEOs will not change significantly. Under the 2005 MIP, each NEO would receive a bonus award based on a percentage of their salaries which could range from 80% to 100%, depending on the NEO. In addition, each NEO could receive up to 100% of their salary under the PUP based on targeted performance achievement measured over a three year cycle. Overall, during 2006, each NEO had the potential to receive a cash bonus payment ranging from 180% to 200% of their base salary.
     The 2007 MIP combines the two elements from the 2005 MIP and the PUP so that each NEO still has the potential to earn a bonus payment ranging from 180% and 200% of their base salary. One of the main differences between the compensation program in 2006 and the current program implemented earlier this year is that the bonus awards are not paid 100% cash and are subject to vesting conditions. Unlike the 2005 MIP and the PUP, awards under the 2007 MIP are payable annually 50% in cash and 50% in restricted stock within 2 1/2 months after year end, subject to necessary tax withholdings and deductions. The restricted stock will vest upon the earlier of one-third annually on each of the three anniversaries of the date the 2007 MIP award is earned, a change of control or the achievement of a specific growth goal. The 2007 MIP places a greater emphasis on annual goals while encouraging NEOs to maintain employment by imposing vesting conditions. The 2005 MIP will continue to govern all awards granted for performance through December 31, 2006, even if not paid until 2007.
2006 Awards under the 2005 MIP
     For 2006, the maximum percentages of base salary for our NEOs ranged from 80% to 100%. If none of the goals were achieved with respect to a participant, no award would be made. The performance matrix for calculating MIP awards for 2006 was based on the level of position and the achievement of targeted goals. The primary performance measures for 2006 were: (i) Targeted EBITDA Growth, weighted 40%; and (ii) Targeted EPS Growth, weighted 40%. The remaining 20% weighting factor was based on individual performance contributions relative to two to three written goals established at the beginning of each year, plus any other significant personal contributions made during the year. After reviewing the performance measures for 2006, the compensation committee awarded Messrs. Fatjo, Jr. and Kruszka an award under the 2005 MIP representing 100%, and Messrs. Casalinova and Fatjo, III an award under the 2005 MIP representing 80%, of their respective annual base salaries for 2006. In making the awards, the Compensation Committee took into account adjustments to EBITDA and earnings measures that it believed relevant to operating performance. There were no written goals related to individual performance contributions established during 2006.

2007 Awards under the 2007 MIP
     Under the 2007 MIP, the opportunity for each executive is expressed as a percentage of base salary and is set each year for each executive separately. For 2007, the maximum percentages of base salary for our NEOs are as follows:

Named Executive Officer	Maximum Percentage of Base Salary(1)
Tom J. Fatjo, Jr.	200%
Jerome M. Kruszka	200%
Charles A. Casalinova	180%
Tom J. Fatjo, III	180%

(1)	The awards granted under the 2007 MIP will be paid 1/2 in cash and 1/2 in restricted stock of which such restricted stock will vest in 1/3 increments over a three year vesting schedule. The number of shares of restricted stock payable will be computed by dividing the dollar amount earned by $9.50 or the last 10 day average market price of our shares, whichever is higher.
     Our Compensation Committee administers the 2007 MIP to provide the annual incentive compensation opportunity for key executives for achieving our annual goals. The two primary elements of our cash compensation program are base salary and the 2007 MIP. The 2007 MIP award eligibility will be approved by our Compensation Committee at the beginning of each performance period. Generally, 2007 MIP participants will be selected from key executives who are primarily responsible for our annual growth and profitability. At the beginning of each fiscal year, each participant in the 2007 MIP will be assigned a targeted award opportunity, expressed as a percent of salary, that can increase from zero, based on performance achievement. MIP award opportunities may be redefined from time to time, as modifications are made in our executive compensation strategy. The Compensation Committee and our senior officers jointly will set the 2007 MIP performance targets at the beginning of each fiscal year. Performance goals for the 2007 MIP awards may be equal to or exceed the goals in our business plan. The 2007 MIP performance goals may be adjusted by the Compensation Committee during the year, if a major change occurs in our capital structure, e.g., a major acquisition. The primary performance measures for 2007 are based on achieving targeted EBITDA goals and achieving a targeted capital expenditure threshold for acquisitions. In considering the amount of primary performance measures under the 2007 MIP, the Compensation Committee will consider several factors including (i) performance of its base business as of January 1, 2007, (ii) controlling capital expenditures as such expenditures relate to the “base” business and (iii) our long-term growth goals. The performance matrix for calculating MIP awards for 2007 is based on the level of position and the achievement of targeted goals. The performance matrix may be revised in the future as our business strategy and performance focus changes.
Performance Unit Plan. Upon the approval of the 2007 MIP, the PUP was terminated as to all past, current and future awards effective December 31, 2006. Under the PUP, each of our named executive officer had the opportunity to earn a bonus over a three-year measurement period in an amount up to a specified percentage of his base salary. For 2005 and 2006, the percentages for our NEOs that could be earned were 100%. PUP awards were to be based on achievement of three-year average earnings per share (“EPS”) growth and pre-tax, pre-interest return on invested capital (“ROIC”) goals. Specifically, PUP awards in 2006 were weighted equally (50/50) for EPS growth and ROIC performance. For 2005 and 2006, no PUP awards were granted to any of our NEOs or other executive officers.
Long-Term Equity Incentive Awards. We currently grant restricted stock awards and performance awards to our NEOs, other officers and key employees under our Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan (the “Amended Plan”). Our Amended Plan was approved by our stockholders at the 2006 Annual Meeting of Stockholders and is the successor to the Amended and Restated 2004 WCA Waste Corporation Incentive Plan. The previous incentive plan will continue to govern all awards granted for performance. The purposes of the Amended Plan are to (i) promote our interests and the interests of our stockholders by encouraging the participants to acquire or increase their equity interest, thereby giving them an added incentive to work toward our continued growth and success and (ii) enable us to compete for the services of the individuals needed for our continued growth and success. To accomplish this purpose, the Amended Plan provides for the grant to eligible persons of stock options, purchased stock, bonus stock, phantom stock, stock appreciation rights, restricted stock, performance awards, and other stock or performance-based awards consistent with the purposes of the Amended Plan.
     Upon the execution by our NEOs of the new employment agreements on January 5, 2007, each executive officer received on such day, and each following year such NEO will receive, annual grants of restricted stock under our Amended Plan equal to the fair market value of his base salary for the relevant year divided by the market value of one share of our common stock on the date of grant. Fair market value for these purposes will not be less than $9.50 per share. The NEOs and Board of Directors jointly approve the issuance of restricted stock to key executives and submit their recommendations to the Compensation Committee.
     The Compensation Committee approved the following awards of restricted stock to our NEOs during 2006 and 2007 pursuant to their employment agreements:

	Shares of Restricted Stock	Shares of Restricted Stock
Name of NEO	Granted during 2006	Granted during 2007
Tom J. Fatjo, Jr.	39,274	40,609
Jerome M. Kruszka	39,274	40,609
Charles A. Casalinova	29,458	30,459
Tom J. Fatjo, III	24,539	25,373
     Perquisites. We do not provide significant perquisites or personal benefits to our NEOs, except that our corporate aircraft is made available for the personal use of our NEOs. In addition, depending on seat availability, family members of our NEOs may travel on our corporate aircraft to accompany executives who are traveling on business. There is no incremental cost to us for these trips. All of our NEOs are taxed on the value of their personal use of the Company’s aircraft in accordance with IRS regulations using the Standard Industry Fare Level Formula. However, we disclose the incremental cost to us of their use in the Summary Compensation Table in accordance with SEC requirements.
     Also, we maintain a 401(k) Plan for our employees, including our NEOs, because we wish to encourage our employees to save some percentage of their cash compensation, through voluntary deferrals, for their eventual retirement. The NEOs are entitled to participate in the company-sponsored 401(k) Plan on the same terms as all employees. We make a matching contribution of $0.25 for each dollar of an employee’s pre-tax contributions, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended. The matching contributions vest after three years of service.
     Please review the Summary Compensation Table and accompanying narrative disclosures presented in this proxy statement for more information on perquisites and other personal benefits we provide to our NEOs.
Employment Agreements and Change in Control Agreements
     We maintain employment agreements with our four NEOs and other key executives to help to ensure they will perform their roles for an extended period of time. New agreements with the executive officers were entered into effective January 1, 2007 and incorporated changes as a result of the adoption of the 2007 MIP and the elimination of the PUP. These agreements are described in more detail elsewhere in this proxy statement. Please read “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements and Potential Payments upon Termination of Change-in-Control.” These agreements provide for severance compensation to be paid if the employment of the executives is terminated under certain conditions, including, without limitation, his death or disability, following a change in control, termination by him for “good” reason or for any other reason or termination by us for any reason other than upon his death or disability, including for “cause,” each as defined in the agreements.
Tax Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders).
COMPENSATION COMMITTEE REPORT
     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended by the Board of Directors that the Compensation Committee Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Roger Ramsey, Chairman
Richard E. Bean
Ballard O. Castleman

Executive Compensation
     The following tables set forth the aggregate compensation awarded to, earned by, or paid to during 2006 to the chief executive officer, the chief financial officer and our two mostly highly compensated executive officers other than the chief executive officer and the chief financial officer who were serving as executive officers at the end of the last completed fiscal year.
Summary Compensation Table

						Non-Equity
Name and				Stock	Option	Incentive Plan	All Other
Principal			Bonus	Awards	Awards	Compensation	Compensation
Position	Year	Salary ($)	($)	($) (1)	($)	($)(2)	($) (3)	Total ($)
Tom J. Fatjo, Jr., Chairman of the Board and Chief Executive Officer	2006	373,100	—	209,602	—	373,100	83,755	1,039,557
Jerome M. Kruszka, President and Chief Operating Officer	2006	373,100	—	209,602	—	373,100	16,726	972,528
Charles A. Casalinova, Senior Vice President and Chief Financial Officer	2006	279,850	—	157,215	—	223,880	10,875	671,820
Tom J. Fatjo, III, Senior Vice President—Finance and Secretary	2006	233,120	—	130,963	—	186,496	19,782	570,361

(1)	This column represents the dollar amount recognized for financial statement reporting purposes in fiscal 2006 with respect to shares of restricted stock, as determined pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”). See Note 1(r) to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 14, 2007, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123(R). For further information on these awards, see the Grants of Plan-Based Awards table.

(2)	This column represents payments made under the 2005 MIP.

(3)	The amounts reported for each of the named executive officers in “All Other Compensation” are show below (in dollars):

			Personal Use of*
	401(k) Matching	Health Insurance	Company
Name	Contributions ($)	Premiums($)	Aircraft($))
Mr. Fatjo, Jr.	6,606	7,125	70,024
Mr. Kruszka	5,000	1,966	9,760
Mr. Casalinova	3,750	7,125	—
Mr. Fatjo, III	3,750	7,125	8,907

*	We calculate the amount of the personal aircraft usage perquisite based on our incremental cost. The calculation is based on the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar and parking costs, and other variable costs.
Grants of Plan-Based Awards for Fiscal Year 2006

		All Other Stock	Grant Date Fair Value of
		Awards: Number of	Stock and Option Awards
Name	Grant Date	Shares of Stock (1)	($)
Tom J. Fatjo, Jr.	1/17/2006	39,274	295,733
Jerome M. Kruszka	1/17/2006	39,274	295,733
Charles A. Casalinova	1/17/2006	29,458	221,819
Tom J. Fatjo, III	1/17/2006	24,539	184,779

(1)	We did not grant non-equity or equity incentive plan awards or stock options during 2006. Rather, we granted stock awards consisting of restricted stock granted under our Second Amended and Restated 2004 Equity Incentive Plan and pursuant to employment agreements with each of our NEOs. All of the stock awards granted in 2006 vest in equal one-third increments on January 17, 2007, January 17, 2008 and January 17, 2009. The number of shares of restricted stock was computed by dividing the NEOs base salary for the relevant year by the market value of one share of our common stock as of the grant date. Fair market value for these purposes will not be less than $9.50 per share.
Narrative to Summary Compensation Table and Plan-Based Awards Table
Employment Agreements
     On March 22, 2005, our subsidiary, WCA Management Company, L.P. (“WCA Management”), entered into a new employment agreement (retroactively effective to January 1, 2005, the “Effective Date”) with each of Tom J. Fatjo, Jr., our chief executive officer, Jerome M. Kruszka, our president and chief operating officer, Charles A. Casalinova, our senior vice president and chief financial officer, and Tom J. Fatjo, III, our senior vice president-finance and secretary. We have guaranteed WCA Management’s obligations under these employment agreements. On January 5, 2007, our NEOs executed new employment agreements which replaced the previous employment agreements. The effective date of the new employment agreements is January 1, 2007. Below is a summary description of the material terms of these employment agreements and, as such, is not complete.
•	Term of Each Employment Agreement. Three years commencing on the Effective Date plus any extensions (the “Term”). On the first day of each calendar month, the Term will be automatically extended for an additional calendar month unless WCA Management or the executive officer gives notice not to extend the Term. The agreements terminate on the earlier of (i) the last day of the Term (as extended), (ii) the executive officer’s death, (iii) notice that the executive officer is “permanently disabled” (as defined in the employment agreements), (iv) WCA Management’s termination of the executive officer’s employment for “cause” (as defined in the employment agreements) or (v) the executive officer’s termination of his employment for “good reason” (as defined in the employment agreements).

•	Compensation. The employment agreements provide for the following base salaries for the executive officers for 2006 and 2007:

Executive Officer	2006 Base Salary($)	2007 Base Salary($)
Tom J. Fatjo, Jr.	373,100	385,785
Jerome M. Kruszka	373,100	385,785
Charles A. Casalinova	279,850	289,365
Tom J. Fatjo, III	233,120	241,046

The base salaries will be increased each year by not less than the increase during the immediately preceding year in the Consumer Price Index for the Houston Standard Metropolitan Statistical Area.
•	Participation in Compensation Plans. Each executive officer is eligible to participate in the following plans:
•	Management Incentive Plan. Pursuant to this plan each executive has the opportunity to earn an annual bonus based on performance measures and annual incentive plan goals, which will be established by the compensation committee. The opportunity to earn a bonus under this plan is expressed as percentage of base salary and is set each year for each executive separately. For 2006, the maximum percentages of base salary for the executive officers ranged from 80% to 100%.

•	Performance Unit Plan. For 2006, each executive officer had the opportunity to earn a bonus over a three-year measurement period in an amount up to a specified percentage of his base salary. The opportunity to earn a bonus under this plan was expressed as percentage of base salary and is set each year for each executive separately. For 2006, the percentages for the executive officers were 100%. Upon the approval of the 2007 Management Incentive Plan, the Performance Unit Plan was terminated as to all past, current and future awards effective December 31, 2006. For 2005 and 2006, no PUP awards were granted to any of our NEOs or other executive officers.

•	Restricted Stock Grants. Upon the execution of the employment agreements on March 22, 2005 and in January 2006 and January 2007 the executive officers received, annual grants of restricted stock under the Amended and Restated 2004 WCA Waste Corporation Incentive Plan (or any successor plan). The number of shares of restricted stock granted to an executive officer in such year will be equal to the fair market value of his base salary for the relevant year (i.e., the base salary) divided by the market value of one share of our Common Stock on the date of grant. Fair market value for these purposes will not be less than $9.50 per share. For purposes of the January 2006 grant, the number of shares received was calculated using $9.50 per share.

•	Other Plans. The executive officers and, to the extent applicable, the executive officers’ family, dependents and beneficiaries, may participate in the benefit or similar plans, policies or programs provided to similarly situated executives under our standard employment practices as in effect from time to time.
•	Termination Payments. The employment agreements provide for the following termination payments:
•	Upon termination for any reason whatsoever, an executive officer (or in case of death, his estate) is entitled to all salary and expense reimbursements due through the date of such termination and such benefits as are available pursuant to the terms of any benefit or similar plans, policies or programs in which he was participating at the time of such termination.

•	Upon termination for death or permanent disability, in lieu of any further salary, bonus payments, or other severance, an executive officer (or his estate, as applicable) will be entitled to a lump-sum cash severance payment equal to the amount of his base salary (computed at the rate then in effect) for the remaining Term of the employment agreement.

•	Upon termination of an executive officer for any reason other than death, disability or cause, or if the executive officer terminates his employment for good reason, he will be entitled to continued salary payments throughout the balance of Term, to continue coverage under any annual and long-term incentive plans, and to other benefits pursuant to the employment agreement. If WCA Management pays this salary and benefits for the Term of the employment agreement, the executive officer will be subject to non-competition and confidentiality covenants through that full Term.

•	Upon a Change in Control (as defined below) or within 24 months thereafter, an executive officer will be entitled to certain change of control payments if (a) his employment is involuntarily terminated other than for cause, (b) his reporting level is significantly reduced (as determined by the officer in good faith), (c) his base salary and annual incentive compensation at target is reduced by 10% or more, or (d) he is required to relocate by more than 50 miles. If triggered, the Change in Control payments to an executive officer will be a lump sum cash payment equal to three times the sum of (i) his base salary and (ii) his average annual bonus pursuant to any annual bonus plan in effect as to any of the three consecutive calendar years ending immediately before the calendar year in which occurred the last event triggering the right to the payment. “Change in Control” is defined to mean any one of the following events:
(i)	An acquisition of “Voting Securities” (as defined in the employment agreements) by any person (including WCA Waste or its affiliates other than employee benefit plans), if immediately thereafter such Person has Beneficial Ownership (as defined in the employment agreements) of 50% or more of the combined voting power of our then outstanding Voting Securities. Certain “Non-Control Transactions” (as defined in the employment agreements) are excluded from the definition of Change of Control; or

(ii)	The then current members of our Board of Directors (and nominees unanimously approved by our board) (“Incumbent Board”), cease for any reason to constitute at least 2/3 of the members of our Board of Directors. No individual shall be considered a member of the Incumbent Board if he or she assumed office as a result of either an actual or threatened proxy contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board of Directors; or

(iii)	The consummation of (A) a merger, consolidation or reorganization with or into WCA Waste or in which securities of WCA Waste are issued, unless in connection with a Non-Control Transaction; (B) a complete liquidation or dissolution of WCA Waste; or (C) the sale or other disposition of all or substantially all of the assets of WCA Waste other than in connection with a Non-Control Transaction.
     If this definition of Change in Control does not conform to the definition of change in control under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as in effect from time to time, the definition will be deemed amended to conform to the requirements of Section 409A of the Code.
•	Gross-Up Payments for Excise Taxes. If payments to be made to executive officers (whether under the employment agreements or any other agreement or plan) are subject to state or federal excise taxes (and any interest or penalties with respect to such taxes), such officers will be entitled to additional payments so that the net amount after payment of the excise tax (and any such interest or penalties) will equal the total payments they are entitled to receive under the employment agreements. However, if no excise tax would be payable if the total payments were reduced by 3% or less, then the aggregate payments shall be reduced by the amount necessary to avoid application of the excise tax.
•	Other provisions. The employment agreements also contain other provisions, including provisions to prevent duplication of benefits to waive any requirement that an executive seek other employment, to prevent any reduction in payments because of compensation earned from other employers, and to waive any offset rights by WCA Waste. The employment agreements also subject each executive officer to certain non-compete and confidentiality covenants during the Term of the employment agreements.
     Additional information regarding the termination and change-in-control provisions of the executive officers’ employment agreements are set forth below under “Potential Payments Upon Termination or Change-in-Control.”
     Our executive officers are also eligible to receive certain equity-based compensation under the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan. The shares of restricted stock granted to the named executive officers in 2006 were granted pursuant to this plan. Each such award vests in 1/3 increments on January 17, 2007, 2008 and 2009. Dividends are payable on these awards of restricted stock to the extent, if any, that dividends are paid on the Common Stock.
     The following table sets forth certain information regarding equity-based awards held by each of the NEOs as of December 31, 2006.
Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
								Awards:	or Payout
			Equity			Number	Market	Number	Value of
			Incentive			of	Value of	of	Unearned
			Plan			Shares	Shares	Unearned	Shares,
			Awards:			or Units	or Units	Shares,	Units or
	Number of	Number of	Number of			of Stock	of Stock	Units or	Other
	Securities	Securities	Securities			That	That	Other	Rights
	Underlying	Underlying	Underlying	Option		Have	Have	Rights	That
	Unexercised	Unexercised	Unexercised	Exercise	Option	Not	Not	That	Have Not
	Options	Options	Unearned	Price	Expiration	Vested	Vested	Have Not	Vested
Name	Exercisable	Unexercisable	Options	($)	Date	(1)	($) (2)	Vested	($)
Tom J. Fatjo, Jr.	100,000	—	—	9.50	June 22, 2014	—	—	—	—
	—	—	—	—	—	24,459 (2)	196,406	—	—
	—	—	—	—	—	39,274 (3)	315,370	—	—
Jerome M. Kruszka	100,000	—	—	9.50	June 22, 2014	—	—	—	—
	—	—	—	—	—	24,459 (2)	196,406	—	—
	—	—	—	—	—	39,274 (3)	315,370	—	—
Charles A. Casalinova	75,000	—	—	9.50	June 22, 2014	—	—	—	—
		—	—	—	—	18,346 (2)	147,318	—	—
		—	—	—	—	29,458 (3)	236,548	—	—
Tom J. Fatjo, III	65,000	—	—	9.50	June 22, 2014	—	—	—	—
	—	—	—	—	—	15,282 (2)	122,715	—	—
	—	—	—	—	—	24,539 (3)	197,048	—	—

(1)	Determined by multiplying the closing market price of our Common Stock as of December 29, 2006 ($8.03) by the number of shares in the prior column.

(2)	These restricted stock awards were granted on March 22, 2005. The first tranche of these restricted stock awards vested on March 22, 2006. The remaining restricted stock awards vest as follows:

Name	3/22/07	3/22/08
Mr. Fatjo, Jr.	12,229	12,230
Mr. Kruszka	12,229	12,230
Mr. Casalinova	9,173	9,173
Mr. Fatjo, III	7,641	7,641

(3)	These restricted stock awards were granted on January 17, 2006, and vest as follows:

Name	1/17/07	1/17/08	1/17/09
Mr. Fatjo, Jr.	13,091	13,091	13,092
Mr. Kruszka	13,091	13,091	13,092
Mr. Casalinova	9,819	9,819	9,820
Mr. Fatjo, III	8,179	8,180	8,180
     The following table sets forth certain information regarding exercises of options and vesting of restricted stock held by the NEOs during the year ended December 31, 2006.
Option Exercises and Stock Vested For Fiscal Year 2006

	Stock Awards
		Value Realized on
	Number of Shares	Vesting
Name	Acquired on Vesting	($) (1)
Tom J. Fatjo, Jr.	12,230	79,740
Jerome M. Kruszka	12,230	79,740
Charles A. Casalinova	9,173	59,808
Tom J. Fatjo, III	7,642	49,826

(1)	Determined by multiplying the number of shares of stock that vested during 2006 by the closing market price of our Common Stock on the respective vesting dates, but excluding any tax obligation incurred in connection with such vesting.

Potential Payments Upon Termination or Change-in-Control
     The following summaries set forth potential payments payable to our named executive officers upon termination of employment or a change in control of us under their current employment agreements and our stock plans and other compensation programs. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable. For purposes of the following summaries, dollar amounts are estimates based on salary as of December 31, 2006, benefits paid to the named executive officer in fiscal year 2006 and stock and option holdings of the name executive officer as of December 31, 2006. The summaries assume a price per share of our common stock of $8.03 per share, which was the closing price per share on December 29, 2006, as reported on the NASDAQ exchange.
Named Executive Officers
     Termination and Change of Control. Each of our NEOs is entitled to certain benefits under his employment agreement upon any of the following:
•	we terminate his employment as a result of his death;

•	we terminate his employment as a result of his disability;

•	we terminate his employment for “cause;”

•	the NEO terminates his employment for “good reason;” and

•	the NEO involuntarily terminates for any reason other than “cause” within 24 months following a change in control.
     Upon our change of control, all of the NEOs restricted stock that is unvested will automatically accelerate and become fully vested.
     Upon termination for any reason whatsoever, each NEO (or case of death, his estate) is entitled to all salary and expense reimbursements due through the date of such termination and such benefits as are available pursuant to the terms of any benefit or similar plans, policies or programs in which he was participating at the time of such termination.
     Death or Disability. Upon termination for death or disability, in lieu of further salary, bonus payments, or other severance, we will pay to each NEO (or his estate), within thirty (30) days of such termination, a lump sum severance payment, in cash equal to his base salary for the remaining term of his employment agreement as in effect immediately prior to such termination.
     Termination by Us for Other than Death, Disability, or Cause, or by the NEO for Good Reason. We shall continue throughout the full term` of each NEOs employment agreement to pay each NEOs salary, to continue coverage in any annual and long-term incentive plans, and to provide benefits as described in his employment agreement.
     Termination by Us within 24 Months of Change in Control. The company shall pay to each NEO, within thirty (30) days after the termination, a lump sum payment, in cash, equal to three (3) times the sum of (i) each NEOs annual base salary in effect immediately prior to the Change in Control and (ii) each NEOs average annual bonus. The average annual bonus shall mean the average annual bonus earned by each NEO pursuant to any annual bonus plan in which each NEO participated during any of the three (3) consecutive calendar years ending immediately prior to the year of termination.
     If any payment or benefit under each NEOs employment agreement is determined to be subject to the excise tax for “excess parachute payments” under U.S. federal income tax rules, each NEO is entitled to receive an additional amount (“tax gross-up”) to adjust for the incremental tax costs of those payments to him. However, if any NEO’s payments due on a termination following a Change in Control do not exceed 103% of his average compensation for the previous five years, then his payments shall be scaled back such that an excise tax is not due.
Tom Fatjo Jr.
     Assuming that Tom Fatjo Jr’s. employment was terminated under each of these circumstances or a change of control occurred on December 31, 2006, such payments and benefits have an estimated value as follows (less applicable withholding taxes):

				Value of Equity
				Awards Received
	Cash		Tax Gross-	or to be
Scenario	Severance ($)		Ups ($)	Received($)
Death or Disability	1,119,300	(1)	0	0
Termination for cause	0		0	0
Termination for good reason by Mr. Fatjo Jr. or without cause by WCA Waste Corporation	2,279,793	(2)	0	1,142,516 (3)
Involuntary Termination other than for cause within 24 months of a change in control	1,805,358	(4)	0	511,776 (5)

(1)	This amount represents three times the 2006 current base salary for Mr. Fatjo.

(2)	This amount represents three times the sum of the 2006 (a) base salary; (b) award under the Management Incentive Plan; (c) matching 401(k) contribution and (d) health insurance premium.

(3)	This amount represents the sum of the amount of accelerated unvested restricted stock currently owned plus any grants of restricted stock to be granted during the remaining three year term of the employment agreement.

(4)	Cash severance is equal to three times the sum of Mr. Fatjo’s base salary ($373,100) and average annual bonus ($228,686).

(5)	As of December 31, 2006, Mr. Fatjo held 63,733 shares of unvested restricted stock. The value of accelerated unvested restricted stock was calculated by multiplying 63,733 shares underlying Mr. Fatjo’s unvested restricted stock by $8.03 (our closing price per share on December 29, 2006).
Jerome M. Kruszka
     Assuming that Jerome M. Kruszka’s employment was terminated under each of these circumstances or a change of control occurred on December 31, 2006, such payments and benefits have an estimated value as follows (less applicable withholding taxes):

				Value of Equity
				Awards Received
	Cash		Tax Gross-	or to be
Scenario	Severance ($)		Ups ($)	Received($)
Death or Disability	1,119,300	(1)	0	0
Termination for cause	0		0	0
Termination for good reason by Mr. Kruszka or without cause by WCA Waste Corporation	2,259,498	(2)	0	1,142,516 (3)
Involuntary Termination other than for cause within 24 months of a change in control	1,805,358	(4)	0	511,776 (5)

(1)	This amount represents three times the 2006 current base salary for Mr. Kruszka.

(2)	This amount represents three times the sum of the 2006 (a) base salary; (b) award under the Management Incentive Plan; (c) matching 401(k) contribution and (d) health insurance premium.

(3)	This amount represents the sum of the amount of accelerated unvested restricted stock currently owned plus any grants of restricted stock to be granted during the remaining three year term of the employment agreement.

(4)	Cash severance is equal to three times the sum of Mr. Kruszka’s base salary ($373,100) and average annual bonus ($228,686).

(5)	As of December 31, 2006, Mr. Kruszka held 63,733 shares of unvested restricted stock. The value of accelerated unvested restricted stock was calculated by multiplying 63,733 shares underlying Mr. Kruszka’s unvested restricted stock by $8.03 (our closing price per share on December 29, 2006).
Charles A. Casalinova
     Assuming that Charles A. Casalinova’s employment was terminated under each of these circumstances or a change of control occurred on December 31, 2006, such payments and benefits have an estimated value as follows (less applicable withholding taxes):

				Value of Equity
				Awards Received
	Cash		Tax Gross-	or to be
Scenario	Severance ($)		Ups ($)	Received($)
Death or Disability	839,550	(1)	0	0
Termination for cause	0		0	0
Termination for good reason by Mr. Casalinova or without cause by WCA Waste Corporation	1,543,815	(2)	0	856,961 (3)
Involuntary Termination other than for cause within 24 months of a change in control	1,260,678	(4)	0	383,866 (5)

(1)	This amount represents three times the 2006 current base salary for Mr. Casalinova.

(2)	This amount represents three times the sum of the 2006 (a) base salary; (b) award under the Management Incentive Plan; (c) matching 401(k) contribution and (d) health insurance premium.

(3)	This amount represents the sum of the amount of accelerated unvested restricted stock currently owned plus any grants of restricted stock to be granted during the remaining three year term of the employment agreement.

(4)	Cash severance is equal to three times the sum of Mr. Casalinova’s base salary ($279,850) and average annual bonus ($140,376).

(5)	As of December 31, 2006, Mr. Casalinova held 47,804 shares of unvested restricted stock. The value of accelerated unvested restricted stock was calculated by multiplying 47,804 shares underlying Mr. Casalinova’s unvested restricted stock by $8.03 (our closing price per share on December 29, 2006).
Tom Fatjo, III
     Assuming that Tom Fatjo III’s employment was terminated under each of these circumstances or a change of control occurred on December 31, 2006, such payments and benefits have an estimated value as follows (less applicable withholding taxes):

				Value of Equity
				Awards Received
	Cash		Tax Gross-	or to be Received
Scenario	Severance ($)		Ups ($)	($)
Death or Disability	699,360	(1)	0	0
Termination for cause	0		0	0
Termination for good reason by Mr. Fatjo III or without cause by WCA Waste Corporation	1,291,473	(2)	0	713,867 (3)
Involuntary Termination other than for cause within 24 months of a change in control	1,050,108	(4)	0	319,771 (5)

(1)	This amount represents three times the 2006 current base salary for Mr. Fatjo III.

(2)	This amount represents three times the sum of the 2006 (a) base salary; (b) award under the Management Incentive Plan; (c) matching 401(k) contribution and (d) health insurance premium.

(3)	This amount represents the sum of the amount of accelerated unvested restricted stock currently owned plus any grants of restricted stock to be granted during the remaining three year term of the employment agreement.

(4)	Cash severance is equal to three times the sum of Mr. Fatjo’s base salary ($233,120) and average annual bonus ($116,916).

(5)	As of December 31, 2006, Mr. Fatjo held 39,822 shares of unvested restricted stock. The value of accelerated unvested restricted stock was calculated by multiplying 39,822 shares underlying Mr. Fatjo’s unvested restricted stock by $8.03 (our closing price per share on December 29, 2006).
Director Compensation
     The table below sets forth the aggregate compensation awarded to, earned by, or paid to during 2006 to our directors. We did not grant options, non-equity incentive plan awards, or other compensation other than the payment of fees and the grant of restricted stock as shown below.

	Fees
	Earned or	Stock
	Paid in	Awards
	Cash(2)	($) (3)	Total
Name	($)	(4)	($)
Richard E. Bean	112,000	36,175	148,175
Ballard O. Castleman	76,500	36,175	112,675
Tom J. Fatjo, Jr. (1) (5)	—	—	—
Jerome M. Kruszka (1) (5)	—	—	—
Preston Moore, Jr.	1,000	—	1,000
Roger A. Ramsey	86,750	36,175	122,925
Antony P. Ressler	7,750	—	7,750
Jeffrey S. Serota	7,750	—	7,750
John V. Singleton	1,000	—	1,000

(1)	Messrs. Fatjo, Jr. and Kruszka are also employees of the company and therefore do not receive any additional fees for their service on the board of directors. Please read “Executive Compensation” above for information on Messrs. Fatjo’s and Kruszka’s compensation as an executive officer during 2006.

(2)	Amounts include fees paid to Messrs. Bean, Castleman and Ramsey in consideration for their service on a special committee to evaluate certain strategic alternatives as described below.

(3)	Determined based on the aggregate grant date fair value computed in accordance with SFAS 123(R).

(4)	As of December 31, 2006, Mr. Bean had 6,316 outstanding unvested stock awards, Mr. Castleman had 6,316 outstanding unvested stock awards and Mr. Ramsey had 6,316 outstanding unvested stock awards. Please read “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End 2006” for information on Mr. Fatjo’s and Mr. Kruszka’s outstanding unvested stock awards as of December 31, 2006.

(5)	Please read “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End 2006” for information on Mr. Fatjo’s and Mr. Kruszka’s outstanding options as of December 31, 2006.

Annual Fee
	Annual Fee	for	Board	Board	Committee	Committee
	for Audit	Compensation	Attendance	Attendance	Attendance	Attendance
Annual	Committee	Committee	Fee (in	Fee	Fee (in	Fee
Retainer	Chairperson	Chairperson	person)	(telephonic)	person)	(telephonic)
$25,000	$10,000	$5,000	$1,000	$500	$500	$250
     For 2006, Messrs. Bean, Castleman and Ramsey each received $25,000 as his annual retainer for membership on the board while Messrs. Ressler and Serota each received $6,250 as their annual retainer. Messrs. Moore and Singleton did not receive an annual retainer. Messrs. Bean and Ramsey received $10,000 and $5,000 for serving as chair of the Audit and Compensation Committees, respectively. Pursuant to the attendance fee schedule, Mr. Bean received $12,000, Mr. Castleman received $7,750, Mr. Moore received $1,000, Mr. Ramsey received $12,000, Mr. Ressler received $1,500, Mr. Serota received $1,500 and Judge Singleton received $1,000 for attendance at board of director and committee meetings during 2006.
     In addition, in March 2006, the Board of Directors approved a set of resolutions delegating to a special committee authority to review and evaluate a variety of strategic alternatives, including the proposals that were later received and resulted in our sale of Preferred Stock to Ares and the other components of our previously announced capital plan. The members of the special committee were Messrs. Bean (Chairman), Castleman and Ramsey. Each member of the special committee received $40,000 for his service (with the Chairman paid an additional $20,000), plus $500 for attendance in person at each meeting, $250 for attendance via teleconference at each meeting, and reimbursement of out-of-pocket expenses.
     In 2006, Messrs. Bean, Castleman and Ramsey each received shares of restricted stock after the Board of Directors meeting that followed the annual meeting of stockholders. The number of shares received was determined by dividing $60,000 by the closing price per share of our Common Stock on September 15, 2006. For these purposes the closing price could not be less than $9.50 per share. The restricted shares issued to Messrs. Bean, Castleman and Ramsey vest in full on September 15, 2007, with full vesting upon termination of such non-employee director’s board service on account of his death, disability or a Change in Control (as defined under the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan).
     Each director will be fully indemnified by us for actions associated with being a director to the extent permitted under Delaware law. All directors receive reimbursements for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or committees thereof.
     No members of our board, other than Messrs. Fatjo, Jr. and Kruszka whose compensation is described under “Executive Compensation” above, were paid any compensation in 2006 for their services as a director of the company other than the standard compensation arrangement for directors described in this narrative and reimbursement of expenses. In 2006, our officers and employees who also served as directors did not receive additional compensation for their service as a director and each non-employee director received the cash compensation indicated above.

PERFORMANCE GRAPH
     The SEC requires that WCA Waste include in its proxy statement a line graph comparing cumulative, five-year total shareholder return, or such shorter period that a class of securities have been registered under Section 12 of the Exchange Act with a broad equity market index and either an industry index or custom group of peers selected by WCA Waste. WCA Waste has selected the S&P 500 Index as its broad equity market index. The peer group selected by WCA Waste includes the following publicly-traded waste companies: (i) Allied Waste Industries, Inc.; (ii) Casella Waste Systems, Inc.; (iii) Republic Services, Inc.; (iv) Waste Connections, Inc.; (v) Waste Management, Inc.; (vi) Waste Services, Inc.; and (vii) Waste Industries, Inc.
     The index of peer group companies is weighted according to the respective market capitalization of its component companies as of June 23, 2004. The graph covers the period from June 23, 2004, WCA Waste’s first day of trading on the Nasdaq Global Market, to December 31, 2006. The graph assumes that the value of the investment in our Common Stock, the S&P 500 Index and the WCA Waste-selected peer group was $100 at June 23, 2004 and the reinvestment of all dividends.

	June 23, 2004	December 31, 2004	December 31, 2005	December 31, 2006
WCA Waste Corporation	$100	$121.65	$91.97	$93.48
S&P 500 Index	$100	$105.93	$109.11	123.97
Peer Group	$100	$100.74	$108.39	133.12
     Our stock performance may not continue into the future with the same or similar trends depicted in the performance graph above. We will not make or endorse any predictions as to future stock performance.
     The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that WCA Waste specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     KPMG LLP, independent registered public accounting firm, has served as our independent auditors since 2000 and audited our consolidated financial statements for the year ended December 31, 2006. The audit committee is directly responsible for the appointment of our independent registered public accounting firm and has appointed KPMG LLP to audit our financial statements for the year ending December 31, 2007. If stockholders do not ratify the appointment of KPMG LLP, the audit committee will evaluate the stockholder vote when considering the selection of an independent registered public accounting firm for the 2008 fiscal year.
     Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Fees Paid to KPMG LLP
     KPMG LLP has billed WCA Waste and its subsidiaries the aggregate fees set forth in the table below for 2006 and 2005.

	2006	2005
Audit Fees (1)	$860,000	$830,000
Audit-Related Fees (2)	114,400	24,500
Tax Fees		—
All Other Fees		—

Total	$974,400	$854,500

(1)	These represent the aggregate fees billed for professional services rendered by KPMG LLP for the audit of WCA Waste’s interim condensed consolidated annual financial statements for the years ended December 31, 2006 and 2005 and reviews of the consolidated financial statements included in WCA Waste’s quarterly reports on Form 10-Q for the years then ended and the audit of internal control over financial reporting of WCA Waste as of December 31, 2006.

(2)	The 2005 fees represent the aggregate fees billed for services provided in connection with the filing of WCA Waste’s Registration Statements on Form S-3 and S-8 and various 8-K filings. The 2006 fees represent fees billed for services provided in connection with WCA Waste’s registration statements on Form S-4 and various Form 8-K filings.
     All of the above fees for the periods subsequent to our initial public offering in 2004 were pre-approved by either the audit committee or the chairman of the audit committee acting on behalf of the audit committee. The audit committee concluded that the provision of the aforementioned services by KPMG LLP were compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
     The audit committee charter provides that pre-approval of non-audit services (other than review and attestation services) are not required if such services fall within exceptions established by the rules and regulations of the SEC. No such services provided in 2006 or 2005 were pre-approved pursuant to any such exceptions.
     The audit committee delegates to the chairman the authority to approve in advance all audit, audit-related, tax and other services and permissible non-audit services to be provided by KPMG LLP if presented to the full committee at the next regularly scheduled meeting.
     The Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. All proxies executed and returned will be voted “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 unless the proxy specifies otherwise.

AUDIT COMMITTEE REPORT
     Generally, the Audit Committee is responsible for the oversight of the integrity of WCA Waste’s financial statements. More specifically, the Audit Committee is responsible for monitoring WCA Waste’s accounting and financial reporting processes, the audits of WCA Waste’s financial statements, WCA Waste’s compliance with legal and regulatory requirements, WCA Waste’s internal controls and risk management procedures, the qualifications and independence of WCA Waste’s independent auditors and the performance of WCA Waste’s internal audit function and its independent auditors. The Audit Committee has the sole authority and responsibility to select, determine the compensation and retention terms of, evaluate and, when appropriate, terminate WCA Waste’s independent registered public accounting firm. The Audit Committee has three independent directors and operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that each Committee member is independent under the standards of director independence established under the Nasdaq Marketplace Rules and is also “independent” for purposes of Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended.
     Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. WCA Waste’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Our responsibility is to oversee and review the financial reporting process. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.
     We held four meetings during fiscal 2006. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and WCA Waste’s independent registered public accounting firm, KPMG LLP. We discussed with KPMG LLP the overall scope and plans for their audit. We met with KPMG LLP, with and without management present, to discuss the results of their examinations and their evaluations of WCA Waste’s internal controls.
     We reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with management and KPMG LLP. We also discussed with management and KPMG LLP the process used to support certifications by WCA Waste’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany WCA Waste’s periodic filings with the SEC.
     We also discussed with KPMG LLP matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of WCA Waste’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).
     KPMG LLP also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from WCA Waste. We discussed with KPMG LLP their independence from WCA Waste. When considering KPMG LLP’s independence, we considered if services they provided to WCA Waste beyond those rendered in connection with their audit of WCA Waste’s consolidated financial statements and reviews of WCA Waste’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q were compatible with maintaining their independence. We also reviewed, among other things, the audit and audit-related services performed by, and the amount of fees paid for such services to, KPMG LLP. We received regular updates on the amount of fees and scope of audit and audit-related services provided.
     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that WCA Waste’s audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in WCA Waste’s Annual Report on Form 10-K. We have also selected KPMG LLP as WCA Waste’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and are presenting the selection to the stockholders for ratification.
The Audit Committee
Richard E. Bean, Chairman
Ballard O. Castleman
Roger A. Ramsey
     This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that WCA Waste specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
ANNUAL REPORT
     Included with this proxy statement is the Annual Report of WCA Waste for the year ended December 31, 2006 and our Quarterly Report for the quarter ended March 31, 2007. Stockholders are referred to this report for financial and other information about our activities. The Annual Report is not incorporated by reference into this proxy statement and does not constitute a part of the proxy soliciting material.
     A copy of our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, including any financial statements but without exhibits, may be obtained without charge by written request to the Secretary, WCA Waste Corporation, One Riverway, Suite 1400, Houston, Texas 77056.
STOCKHOLDER PROPOSALS
     Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at our next annual meeting of stockholders. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy for next year’s annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Secretary of WCA Waste at One Riverway, Suite 1400, Houston, Texas 77056 a reasonable time prior to when we begin to print and mail our proxy materials for such meeting. Such proposals must meet all of the requirements of the SEC (including the requirements of Rule 14a-8) to be eligible for inclusion in our 2008 proxy materials. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement and form of proxy stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
     Alternatively, under our amended and restated bylaws, proposals of stockholders intended to be presented at next year’s annual meeting that do not comply with the procedure mentioned above must be received by the Secretary of WCA Waste at its principal executive office in Houston, Texas not more than 10 days following the first date that we publicly announce the date of such meeting, to be considered timely and must contain the information required by our amended and restated bylaws (set forth below) and Regulation 14A under the Exchange Act. We will not entertain any proposals at the annual meeting that do not meet these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal.
     Our amended and restated bylaws require any proposal to include the following information: (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and the stockholder’s reasons for conducting such business at the annual meeting, (ii) any material interest of the stockholder in such business, (iii) the name, principal occupation and record address of the stockholder, (iv) the class and number of shares of WCA Waste which are held of record or beneficially owned by the stockholder, (v) the dates upon which the stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership, (vi) such other matters as may be required by our amended and restated certificate of incorporation, (vii) a representation that the stockholder is a holder of record of stock of WCA Waste entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of a least the percentage of our outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of each proposal.
     Stockholders may contact the Secretary at our principal executive office in Houston, Texas for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the Nasdaq Global Market. The Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 and any amendments thereto that they file. Based solely on our review of the copies of such forms that we have received and, where applicable, any written representations by any of them that no Form 5 was required, we believe that with respect to the year ended December 31, 2006, all the Reporting Persons complied with the applicable filing requirements on a timely basis except that a Form 3 was filed late for each of Messrs. Ressler, Serota, Moore and Singleton.
OTHER BUSINESS
     Management does not intend to present and does not have any reason to believe that others will present at the Annual Meeting any item of business other than those set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters at the discretion and in accordance with the judgment of the person acting under the proxy.
     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
By Order of the Board of Directors
/s/ Tom J. Fatjo, III
Tom J. Fatjo, III
Senior Vice President-
Finance and Secretary
Houston, Texas
July 18, 2007

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

WCA WASTE CORPORATION

Vote Your Proxy on the Internet:
Go to www.continentalstock.com.
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this **X**

Label Area 4" x 1 1/2"

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:________________ DATE:________ TIME:______

Registered Quantity 800 Broker Quantity__________

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ____________________ **Signature** ____________________ **Date** __________, **2007.**

VOTE BY TELEPHONE OR INTERNET (TELEPHONE) QUICK *** EASY *** IMMEDIATE (INTERNET) WCA WASTE CORPORATION VOTING BY INTERNET IS QUICK, EASY AND IMMEDIATE. As a WCA Waste Corporation shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 6:00 p.m., Eastern Daylight Savings Time, on September 12, 2007. TO VOTE YOUR PROXY BY INTERNET WWW.CONTINENTALSTOCK.COM Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TO VOTE YOUR PROXY BY PHONE 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your share. PLEASE DO NOT RETURN THE ABOVE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE. TO VOTE YOUR PROXY BY MAIL Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided. FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY Please mark [X] your votes in blue or black ink like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE FOLLOWING PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY. FOR ALL WITHHOLD AUTHORITY FOR ALL FOR ALL EXCEPT [ ] [ ] [ ] FOR AGAINST ABSTAIN 1. PROPOSAL TO ELECT A BOARD OF DIRECTORS INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK THE BOX LABELED “FOR ALL EXCEPT” AND STRIKE A LINE THROUGH THAT NOMINEE’S NAME IN THE LIST BELOW. [ ] [ ] [ ] 2. PROPOSAL TO RATIFY THE APPOINTMENT OF THE FIRM OF KPMG LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007; (1) Tom J. Fatjo, Jr. (2) Jerome M. Kruszka (3) Ballard O. Castleman (4) Richard E. Bean (5) Roger A. Ramsey (6) Preston Moore, Jr (7) Honorable John V. Singleton 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ] PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE SPACES PROVIDED BELOW. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: SIGNATURE SIGNATURE DATE NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY WCA WASTE CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder appoints Tom J. Fatjo, III and J. Edward Menger, and each of them, as true and lawful agents and proxies, each with full power of substitution and resubstitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of WCA Waste Corporation held of record by the undersigned at the close of business on July 16, 2007 at the Annual Meeting of Stockholders of WCA Waste Corporation to be held on September 13, 2007 or at any adjournment thereof on all matters properly coming before the meeting as set forth in the related Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned. YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE REVERSE SIDE)